EXHIBIT 10.6

EXECUTION VERSION

MASTER TRANSACTION AGREEMENT

THIS MASTER TRANSACTION AGREEMENT (this “Agreement”) is made and entered into as of June 7th, 2011, by and among SRAM Holdings, LLC, a Delaware limited liability company (the “Company”), SRAM-SP2, Inc., a Delaware corporation (“SRAM-SP2”), Trilantic Capital Partners IV L.P., a Delaware limited partnership (“Trilantic”), TCP SRAM Holdings LLC, a Delaware limited liability company (“TCP SRAM Holdings”), the Co-Investors set forth on the signature pages hereto, GMF SRAM Holdings Corp., a Delaware corporation (“GMF SRAM Holdings”), and the Sellers set forth on the signature pages hereto. Each of the parties to this Agreement is referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, TCP SRAM Holdings is the current beneficial owner of 3,410,823.64063 Class A Units of the Company (the “Trilantic Units”);

WHEREAS, the Co-Investors and GMF SRAM Holdings, are collectively the current beneficial owners of 229,176.35937 Class A Units of the Company, which together with the Trilantic Units represent all of the outstanding Class A Units of the Company;

WHEREAS, each of SRAM-SP2, TCP SRAM Holdings, the Blocker Entities and the Co-Investors and certain other parties are parties to that certain Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of September 30, 2008 (the “2008 Operating Agreement”);

WHEREAS, the Parties wish to engage in the series of transactions set forth herein that will culminate in the direct or indirect acquisition by the Company of all of the outstanding Class A Units (the “Recapitalization”); and

WHEREAS, upon consummation of the Recapitalization, SRAM-SP2 and the other members of the Company desire to amend and restate the 2008 Operating Agreement and enter into the Second Amended and Restated Limited Liability Company Operating Agreement of SRAM Holdings, LLC, to be dated as of the Closing Date, in the form attached as Exhibit A hereto (the “Amended and Restated Operating Agreement”).

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person (a) any director, manager, partner, executive officer or stockholder or member holding 10% or more of the equity (on a fully-diluted basis) of such Person, (b) any spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director, manager, partner or officer of such Person), and (c) any other person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“AIV GP” means Trilantic Capital Partners Associates IV (AIV GP) L.P., a Delaware limited partnership.

“Blocker Entities” means the TCP Blocker Entity and GMF SRAM Holdings.

“Class A Units” means the ownership units of the Company designated as Class A Units, having the rights and obligations set forth in the 2008 Operating Agreement.

“Co-Investors” means (a) GE Capital Equity Holdings, Inc., a Delaware corporation, (b) Gleacher, (c) Southern Farm Bureau Life Insurance Company, a Mississippi corporation, and (d) JPM Mezzanine Capital, LLC, a Delaware limited liability company.

“Gleacher” means Gleacher Mezzanine Fund II, L.P., a Delaware limited partnership.

“Governmental Authority” means any transnational, U.S. or foreign federal, state or local, governmental authority, department, court, agency, instrumentality or official, including any political subdivision thereof.

“Holder” has the meaning set forth in Section 3.1.

“Holder Releasing Parties” means Trilantic, TCP SRAM Holdings, the Co-Investors and the Sellers.

“IPO Vehicle” means SRAM International Corporation, a Delaware corporation, or such other corporation organized by the SRAM Owners for purposes of conducting an initial public offering of common equity of the Company.

“Joinder” means that certain Joinder to the 2008 Operating Agreement to be entered into by the TCP Blocker Entity in connection with the transactions contemplated by this Agreement.

“Law” means, with respect to any Person, any foreign or U.S. federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.

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“Liability” means any liability, cost, expense, debt or obligation of any kind, character or description, and whether known or unknown, accrued, absolute, contingent or otherwise, and regardless of when asserted or by whom.

“Liens” means any liens, charges, claims, conditions, restrictions on transfer, rights of first refusal, pledges, mortgages, imperfections of title, security interests, encumbrances, adverse claims or other similar restrictions of any kind.

“Loss” means any and all Liabilities, losses, diminution in value, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys’, accountants’ and consultants’ fees and expenses).

“Member Consent” means the Written Consent of the Members of the Company, dated as of the date hereof and attached as Exhibit B hereto.

“Offshore Blocker” means LBMB IV SRAM Offshore Blocker L.P., a Cayman Islands exempted limited partnership.

“Offshore Holdings” means LBMB IV SRAM Offshore Holdings L.P., a Cayman Islands exempted limited partnership.

“Onshore AIV” means Trilantic Capital Partners IV Onshore AIV (B) LP, a Delaware limited partnership.

“Onshore GP” means Trilantic Capital Partners Associates IV (AIV GP) L.P., a Delaware limited partnership.

“Onshore Holdings” means LBMB IV SRAM Onshore Holdings L.P., a Cayman Islands exempted limited partnership.

“Outside Termination Date” means fourteen (14) days from the date hereof or such later date as TCP SRAM Holdings and the Company may mutually agree.

“Person” means an individual, corporation, partnership, limited liability company, association, joint venture, trust or other entity or organization of any kind, including a Governmental Authority.

“Planned IPO” means any initial public offering of shares of common stock of the IPO Vehicle consummated within twenty-four (24) months following the Closing Date.

“Sellers” means Offshore Holdings, Onshore Holdings, Onshore GP and Gleacher.

“SRAM Releasing Parties” means the Company and SRAM-SP2.

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“Tax” or “Taxes” means any and all taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including income, estimated income, escheat, severance, gross receipts, profits, business, license, occupation, franchise, capital stock, real or personal property, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent or withholding taxes, and shall include any Liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) or as a transferee or successor, by contract, or otherwise.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, election, estimated Tax filing, claim for refund or other document (including any attachments thereto and amendments thereof) filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority with respect to any Tax.

“TCP Blocker Entity” means TCP IV SRAM Onshore Blocker L.P., a Delaware limited partnership.

“TCP Distribution Parties” means (a) Onshore AIV, (b) Offshore Blocker, (c) Offshore Holdings and (d) Onshore GP.

“Transfer Taxes” means any and all transfer, documentary, sales, use, gross receipts, stamp, registration, value added, recording, escrow and other similar Taxes and fees (including any penalties and interest), including recording and escrow fees and any real property or leasehold interest transfer or gains tax and any similar Tax.

ARTICLE II

DISTRIBUTIONS; REDEMPTION OF CLASS A UNITS;

PURCHASE AND SALE OF THE INTERESTS

Section 2.1 Recapitalization Steps. On the Closing Date, the Parties shall consummate the following transactions in the following order:

(a) Onshore GP will cause Offshore Blocker to distribute in-kind an interest in Onshore AIV to Offshore Holdings in full redemption of Offshore Holdings’ interest in Offshore Blocker, and Onshore Holdings will consummate the debt contribution contemplated by the Debt Contribution Agreement;

(b) Offshore Holdings will contribute such interest in Onshore AIV received in the distribution described in Section 2.1(a) to the TCP Blocker Entity in exchange for an interest in the TCP Blocker Entity;

(c) TCP SRAM Holdings will make an in-kind distribution of an aggregate of 794,816.24457 Class A Units owned by TCP SRAM Holdings to Onshore AIV in partial redemption of Onshore AIV’s interests in TCP SRAM Holdings;

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(d) Onshore GP will cause Onshore AIV to make an in-kind distribution of 716,024.33028 Class A Units received in the distribution described in Section 2.1(c) to TCP Blocker Entity in full redemption of TCP Blocker Entity’s interest in Onshore AIV, and immediately thereafter, TCP Blocker Entity will execute and deliver the Joinder to, and thereby become a member of, the Company;

(e) Onshore GP will cause Onshore AIV to make an in-kind distribution of 78,791.91429 Class A Units received in the distribution described in Section 2.1(d) to AIV GP and immediately thereafter, AIV GP will contribute such Class A Units to TCP SRAM Holdings in exchange for interests in TCP SRAM Holdings;

(f) the Company will cause SRAM, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, to distribute an aggregate of $575,000,000.00 to the Company;

(g) immediately following the distribution described in Section 2.1(f), the Company will distribute an aggregate amount of $459,850,244.28 to, or for the account of, TCP SRAM Holdings and the Co-Investors, as allocated in accordance with Schedule 2.1(g), in full redemption of their respective Class A Units;

(h) immediately following the distribution described in Section 2.1(g), the Company will distribute $115,149,755.72 to SRAM-SP2 in redemption of 575,820.29 Class B Units held by SRAM-SP2;

(i) immediately following the distribution described in Section 2.1(h), SRAM-SP2 or its designee will purchase from the Sellers, and the Sellers shall sell to SRAM-SP2 or its designee, all of the Sellers’ right, title, and interest in and to, as applicable, (i) all of the outstanding shares of capital stock of GMF SRAM Holdings (the “Shares”) and (ii) all of the outstanding general partnership interests and limited partnership interests of the TCP Blocker Entity (the “Units”, and together with the Shares, the “Interests”), for an aggregate amount of $115,149,755.72 (the “Blocker Purchase Price”), to be delivered to, or for the account of, the Sellers, as allocated in accordance with Schedule 2.1(i).

The consummation by each Party of each of the foregoing steps in the order listed shall be a predicate to the obligations of each other Party to consummate any subsequent action required of it under this Section 2.1

Section 2.2 Full and Complete Payment.

(a) The Sellers and the Co-Investors hereby direct the payments due to them under Sections 2.1(g) and (i) above, as applicable, be paid to TCP SRAM Holdings for the account of the Sellers and the Co-Investors. Immediately following the Closing, TCP SRAM Holdings shall distribute the amounts paid to it for the account of each Seller and Co-Investor, net of all applicable fees, expenses and reductions agreed to between the Sellers, the Co-Investors and TCP SRAM Holdings, to the appropriate Parties as provided in Section 2.1.

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(b) The Parties acknowledge and agree that following the Closing (i) the amounts set forth in Section 2.1 constitute full and complete payment for the Class A Units, the Interests and all rights and attributes related thereto (including, without limitation, any amounts due in respect of any accrued but unpaid dividends or distributions), and (ii) except for the amounts set forth in Section 2.1, none of TCP SRAM Holdings, the Sellers, the TCP Distribution Parties or the Co-Investors shall be entitled to any other rights, payments, dividends and/or distributions (including Tax distributions), whether in cash or property, from the Company or any other Person in respect of the Class A Units or other interests in or with respect to the Company, whether existing under (x) the Delaware Limited Liability Company Act, as now or hereafter amended, (y) the Company’s Certificate of Formation, or (z) the 2008 Operating Agreement (other than Article 15 thereof) or the Amended and Restated Operating Agreement. For the avoidance of doubt, the foregoing shall not preclude any Party from bringing an action for fraud nor shall it release any claim or right of a Party arising under this Agreement nor shall it preclude any payments required pursuant to this Agreement.

Section 2.3 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York NY 10022 at 10:00 A.M. on the business day following the satisfaction or waiver of the last to occur of the closing conditions set forth in Article V hereof or on such other date as is agreed upon by the Parties. The date on which the Closing takes place shall be referred to as the “Closing Date.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of TCP SRAM Holdings and the Co-Investors. Each of TCP SRAM Holdings (and Trilantic jointly and severally with and on behalf of TCP SRAM Holdings, but not the Co-Investors), and the Co-Investors (each of TCP SRAM Holdings and the Co-Investors being a “Holder” and collectively, the “Holders”), hereby severally represents and warrants to the Company as follows with respect to such respective Holder:

(a) Organization. Such Holder is a duly formed, validly existing corporation, partnership or limited liability company, as applicable, in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable. Such Holder has all requisite power and authority to own its properties and assets and to carry on its business as currently conducted.

(b) Authority. Such Holder has the requisite power, right and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by such Holder of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate or other similar action on the part of such Holder. No other further act or proceeding on the part of such Holder is necessary to authorize this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

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(c) Enforceability. This Agreement has been duly and validly executed by such Holder and constitutes a legally valid and binding obligation of such Holder enforceable against it in accordance with its terms, except to the extent that such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally, and general equitable principles.

(d) No Conflict; Consents and Approvals. The execution, delivery and performance of this Agreement by such Holder, and the consummation by such Holder of the transactions contemplated hereby and compliance with the terms and provisions hereof, does not and will not: (i) conflict with, violate, result in the breach of, or constitute a default under any provision of the organizational documents of such Holder; (ii) conflict with, violate, result in the breach of, constitute a default under, or give rise to any right of acceleration, cancellation or termination of any material right or obligation under, any agreement or other instrument to which such Holder is a party; (iii) create or give rise to any Lien; (iv) violate any Law applicable to such Holder or (v) require such Holder to obtain or make, as the case may be, any consent, approval, authorization, or other order of, action by, filing with or notification to any Person.

(e) Title to Class A Units. Such Holder owns the entire beneficial interest in, and has good and indefeasible title to, the Class A Units listed on Schedule 3.1(e) free and clear of all Liens, other than restrictions set forth in the 2008 Operating Agreement and Liens arising under applicable federal and state securities Laws. Other than such Class A Units, neither such Holder nor any of its respective Affiliates owns, or has the right to acquire, any other securities of the Company or any of the Company’s subsidiaries. Except pursuant to this Agreement and the 2008 Operating Agreement, there are no commitments, options, contracts or other arrangements whatsoever, whether written or oral, concerning such Class A Units held by such Holder or under which such Holder is or may become obligated to sell, transfer, pledge, assign, convey or otherwise dispose of such Class A Units or any right or interest therein. Upon delivery by the Company to such Holder of the applicable payments set forth in Section 2.1(c), such Holder will transfer to the Company good and indefeasible title to such Class A Units, free and clear of all Liens.

(f) Claims. There are no claims, demands, actions, investigations, audits, suits, causes of action, arbitration proceedings or other proceedings pending, or threatened or otherwise being asserted against such Holder, which, directly or indirectly, could reasonably be expected to adversely affect or delay the consummation of the transactions contemplated hereby.

(g) Brokers. No agent, broker, investment banker, intermediary, finder or firm acting on behalf of such Holder will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from it in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby.

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Section 3.2 Representations and Warranties of the Sellers and Trilantic. Each of the Sellers (and Trilantic jointly and severally with and on behalf of the TCP Blocker Entity, Offshore Holdings, Onshore Holdings and Onshore GP, but not Gleacher) and Trilantic (on its own behalf) hereby severally represents and warrants to the Company and SRAM-SP2 with respect to itself and each Blocker Entity or TCP Distribution Party in which it directly or indirectly owns any interests, as indicated on Schedule 3.2, as follows:

(a) Organization.

(i) Such Seller and Trilantic is a duly formed, validly existing corporation or partnership, as applicable, in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable. Such Seller and Trilantic has all requisite power and authority to own its properties and assets and to carry on its business as currently conducted.

(ii) Such Blocker Entity is a duly formed, validly existing corporation or partnership, as applicable, in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable. Such Blocker Entity has all requisite power and authority to own its properties and assets and to carry on its business as currently conducted. True and complete copies of the following have been made available to SRAM-SP2 or its advisors: (i) the organizational documents of such Blocker Entity, each as amended and currently in full force and effect, (ii) the records of such Blocker Entity reflecting the ownership of such Blocker Entity and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders or partners, as applicable, the board of directors (or equivalent body) and the committees of the board of directors (or equivalent body) of such Blocker Entity. Such Blocker Entity is not in default or violation of any provisions of its organizational documents, and such Blocker Entity has not taken any action that is inconsistent in any material respect with any resolution adopted by its stockholders or partnership, board of directors (or equivalent body) or any committee of its board of directors (or equivalent body).

(iii) Such Blocker Entity was formed solely for the purpose of acquiring and holding interests directly or indirectly in the Company. Except as set forth in Schedule 3.2(i), such Blocker Entity has not incurred, nor will it incur, any Liabilities of any kind or character, except for (A) Liabilities arising under the 2008 Operating Agreement, (B) Liabilities related to Taxes resulting from the allocation of income of the Company to its members, (C) Liabilities arising under that certain Loan Agreement by and between the TCP Blocker Entity and LBMB IV SRAM Onshore Holdings L.P., dated as of September 9, 2008 (the “Loan Agreement”) and (D) obligations under this Agreement. Other than the acquisition and ownership of Class A Units, obligations under this Agreement or the Loan Agreement, such Blocker Entity has not engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any Person, or become subject to or bound by any obligation or undertaking. At no time has such Blocker Entity owned any assets other than (X) interests in the TCP Distribution Parties and cash attributable to such interests or (Y) Class A Units and, immediately prior to the transaction described in Section 2.1(i), such Blocker Entity will not own any assets other than the Class A Units.

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(b) Authority. Such Seller and Trilantic has the requisite power, right and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by such Seller, such Blocker Entity, Trilantic and the TCP Distribution Parties of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate or other similar action on the part of such Seller, such Blocker Entity, Trilantic and the TCP Distribution Parties, as applicable. No other or further act or proceeding on the part of such Seller, such Blocker Entity, Trilantic or the TCP Distribution Parties or their respective shareholders or partners, as applicable, is necessary to authorize this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(c) Enforceability. This Agreement has been duly and validly executed by such Seller and Trilantic and constitutes a legally valid and binding obligation of such Seller enforceable against it in accordance with its terms, except to the extent that such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally, and general equitable principles.

(d) No Conflict. The execution, delivery and performance of this Agreement by such Seller and the consummation by such Seller, such Blocker Entity, Trilantic and the TCP Distribution Parties of the transactions contemplated hereby and compliance with the terms and provisions hereof, does not and will not: (i) conflict with, violate, result in the breach of, or constitute a default under any provision of the organizational documents of such Seller, such Blocker Entity, Trilantic or any of the TCP Distribution Parties; (ii) conflict with, violate, result in the breach of, constitute a default under, or give rise to any right of acceleration, cancellation or termination of any material right or obligation under, any agreement or other instrument to which such Seller, such Blocker Entity, Trilantic or any of the TCP Distribution Parties is a party; (iii) create or give rise to any Lien; (iv) violate any Law applicable to such Seller, such Blocker Entity, Trilantic or any of the TCP Distribution Parties; or (v) require such Seller, such Blocker Entity, Trilantic or any of the TCP Distribution Parties to obtain or make, as the case may be, any consent, approval, authorization, or other order of, action by, filing with or notification to any Person.

(e) Title to Class A Units. Immediately following the distribution described in Section 2.1(c), such Blocker Entity will own the entire beneficial interest in, and will have good and indefeasible title to, the Class A Units listed on Schedule 3.2(e), free and clear of all Liens, other than restrictions set forth in the 2008 Operating Agreement and Liens arising under applicable federal and state securities Laws. Other than such Class A Units, none of such Seller, such Blocker Entity or any of their respective Affiliates owns, or has the right to acquire, any other securities of the Company or any of the Company’s subsidiaries. Except pursuant to this Agreement and the 2008 Operating Agreement, there are no commitments, options, contracts or other arrangements whatsoever, whether

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written or oral, concerning such Class A Units held by such Seller, such Blocker Entity, Trilantic or any TCP Distribution Party or under which such Seller, such Blocker Entity, Trilantic or any TCP Distribution Party is or may become obligated to sell, transfer, pledge, assign, convey or otherwise dispose of such Class A Units or any right or interest therein.

(f) Claims. There are no claims, demands, actions, investigations, audits, suits, causes of action, arbitration or other proceedings pending, or threatened or otherwise being asserted against such Seller, such Blocker Entity, Trilantic or any of the TCP Distribution Parties, which, directly or indirectly, could reasonably be expected to adversely affect or delay the consummation of the transactions contemplated hereby.

(g) Brokers. No agent, broker, investment banker, intermediary, finder or firm acting on behalf of such Seller will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from it in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby.

(h) Capitalization of Blocker Entities; Title to Interests.

(i) Schedule 3.2 attached hereto sets forth a complete and accurate listing of the authorized, issued and outstanding Interests in such Blocker Entity and the number of Interests held by such Seller, taking into account the transactions contemplated by Sections 2.1(a) and 2.1(b). Such Interests have been duly authorized and validly issued, and such Seller owns the entire beneficial interest in, and holds of record, such Interests. Such Seller has good and indefeasible title to such Interests, free and clear of all Liens, other than restrictions arising under applicable federal and state securities Laws. Other than the Interests, neither such Seller nor any of its respective Affiliates owns, or has the right to acquire, any other securities or interests of such Blocker Entity. Other than the Loan Agreement, there are no commitments, options, contracts or other arrangements whatsoever, whether written or oral, concerning such Interests or under which such Seller is or may become obligated to sell, transfer, pledge, assign, convey or otherwise dispose of such Interests or any right or interest therein. Except for the Interests, no Person holds of record or beneficially any equity or profits interest in such Blocker Entity.

(ii) The Interests of such Blocker Entity have not been issued in violation of any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable Law, the organizational documents of such Blocker Entity, or any contract to which such Blocker Entity is subject or by which it is bound. There are no outstanding warrants, options, rights, agreements, convertible or exchangeable securities or other commitments pursuant to which such Blocker Entity is or may become obligated to issue, sell, purchase, return or redeem any such Interests.

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(i) Tax Matters. Except as provided on Schedule 3.2(i), such Blocker Entity has duly filed with the appropriate Governmental Authorities all Tax Returns required to be filed (taking into account any extensions of the filing date therefore) by or with respect to it, and all such filed Tax Returns are true, complete and accurate in all material respects. Except as provided on Schedule 3.2(i), such Blocker Entity has paid all Taxes (whether or not shown or reportable on any Tax Return) due and payable by it with respect to all taxable periods including, without limitation, all U.S. federal and state income Taxes payable for all taxable periods ending on or before December 31, 2010 and all estimated income Taxes payable for the first quarter of the 2011 taxable year. Such Blocker Entity has, and at the Closing will have, cash on hand sufficient to pay its estimated income Taxes payable on June 15, 2011 as and when due, based on the information provided by the Company. Except as provided on Schedule 3.2(i), such Blocker Entity is not currently the beneficiary of any extension of time to file any Tax Return or pay any Tax. Except as provided on Schedule 3.2(i), as of the Closing Date, such Blocker Entity will not have any Liability for unpaid Taxes other than federal and state income Taxes attributable to its allocable share of the Company’s net taxable income accrued for the second quarter of the 2011 taxable year. Except as provided on Schedule 3.2(i), all Taxes required by Law to be withheld or collected by such Blocker Entity have been duly withheld or collected and timely paid to the proper Governmental Authority. Such Blocker Entity has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or reduction in any withholding Tax. There are no liens for Taxes on any of the assets of such Blocker Entity. There are no deficiencies, assessments or proposed adjustments with respect to any Taxes of such Blocker Entity that remain unpaid or unsettled. There are no ongoing or pending audits, examinations or other administrative or judicial proceedings with respect to such Blocker Entity. Such Blocker Entity has not granted any waiver or extension of any statute of limitations in respect of the assessment or collection of any Tax. Such Blocker Entity has not executed, or had executed on its behalf, any power of attorney currently in force with respect to any matters relating to Taxes. Such Blocker Entity has no Liability for Taxes of any other Person, including under Treasury Regulation 1.1502-6 (or any comparable provision of state, local or foreign law), as successor or transferee, by contract or otherwise, including as a result of the transactions contemplated by this Agreement. No claim has been made by any Governmental Authority in a jurisdiction where such Blocker Entity does not file Tax Returns that it may be subject to taxation in that jurisdiction. Such Blocker Entity is not a party to any Tax sharing, Tax indemnity, Tax allocation or similar agreement other than this Agreement. Such Blocker entity does not have any contractual obligations to indemnify any other Person with respect to Taxes. Such Blocker Entity has not entered into or participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). Such Seller has provided SRAM-SP2 and the Company with true, complete and accurate copies of all Schedule K-1s issued to such Blocker Entity, all Tax Returns filed by such Blocker Entity and all material agreements, rulings, correspondence, notices or other similar communications received from any Governmental Authority relating to Taxes; provided, that certain of such copies were redacted versions.

(j) TCP Distribution Parties. Except as set forth in Section 2.1, no other Affiliate of Trilantic will receive a distribution of any equity interests in the Onshore AIV or the Class A Units in connection with the transactions contemplated by Section 2.1 of this Agreement.

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Section 3.3 Representations and Warranties of the Company and SRAM-SP2. Each of the Company and SRAM-SP2 hereby severally represents and warrants to the Holders and the Sellers as follows:

(a) Organization.

(i) The Company is a duly organized, validly existing limited liability company, in good standing under the Laws of the State of Delaware. The Company has all requisite power and authority to own its properties and assets and to carry on its business as currently conducted.

(ii) SRAM-SP2 is a duly organized, validly existing corporation, in good standing under the Laws of the State of Delaware. SRAM-SP2 has all requisite power and authority to own its properties and assets and to carry on its business as currently conducted.

(b) Authority. Each of the Company and SRAM-SP2 has the requisite power, right and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and SRAM-SP2 and the consummation by such Parties of the transactions contemplated hereby have been duly authorized and approved by all necessary limited liability company or corporate action, as applicable. No other or further act or proceeding on the part of the Company or SRAM-SP2 or their respective managers, members or shareholders is necessary to authorize this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby.

(c) Enforceability. This Agreement has been duly and validly executed by the Company and SRAM SP-2 and constitutes a legally valid and binding obligation of the Company and SRAM SP-2 enforceable against each of them in accordance with its terms, except to the extent that such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally, and general equitable principles.

(d) No Conflict; Consents and Approvals. After giving effect to the Member Consent and the Joinder, the execution, delivery and performance of this Agreement by the Company and SRAM SP-2, the consummation by such Parties of the transactions contemplated hereby, and compliance with the terms and provisions hereof and thereof, does not and will not: (i) conflict with, violate, result in the breach of, or constitute a default under any provision of the organizational documents of the Company or SRAM-SP2; (ii) conflict with, violate, result in the breach of, constitute a default under, or give rise to any right of acceleration, cancellation or termination of any right or obligation of the Company or SRAM-SP2 under, any agreement or other instrument to which the

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Company or SRAM-SP2 is a party; (iii) create or give rise to any Lien; (iv) violate any Laws applicable to the Company or SRAM-SP2 or (v) require the Company or SRAM-SP2 to obtain or make, as the case may be, any consent, approval, authorization, or other order of, action by, filing with or notification to any Person.

(e) Claims. There are no claims, demands, actions, investigations, audits, suits, causes of action, arbitration or other proceedings pending, or to the knowledge of the Company, threatened or otherwise being asserted, could reasonably be expected to adversely affect or delay the consummation of the transactions contemplated hereby.

(f) Brokerage. No agent, broker, investment banker, intermediary, finder or firm acting on behalf of the Company or SRAM-SP2 will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from the Company or SRAM-SP2 or in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby.

Section 3.4 Investment Intent. The Company is acquiring the Class A Units for its own account for investment and without intent to make a public distribution thereof. SRAM-SP2 is acquiring the Interests for its own account for investment and without intent to make a public distribution thereof.

ARTICLE IV

COVENANTS

Section 4.1 Tax Receivables Agreement. The Company and SRAM-SP2 acknowledge, covenant and agree that if, in connection with the consummation of the Planned IPO, the direct and/or indirect beneficial owners of the Company (the “SRAM Owners”) enter into any agreement (a “Tax Receivable Agreement”) with the IPO Vehicle pursuant to which the SRAM Owners are entitled to receive payments from the IPO Vehicle with respect to the income Tax benefits realized by the IPO Vehicle from deductions or losses attributable to the increase in Tax basis in the assets of the Company resulting directly or indirectly from the Recapitalization (“Tax Benefit Payments”), each Holder and Seller shall be entitled to their pro rata share (based on the number of Class A Units directly or indirectly held by such Holder or Seller immediately following the distribution described in Section 2.1(e)) of forty percent (40%) of any such Tax Benefit Payments so long as such Holder or Seller, as applicable, executes and becomes a party to the Tax Receivables Agreement on the same terms and conditions as the SRAM Owners (including, without limitation, terms relating indemnification and repayment obligations of the recipients of any Tax Benefit Payments).

Section 4.2 Mutual Release.

(a) Releases by the Holder Releasing Parties.

(i) Effective upon the Closing, each of the Holder Releasing Parties shall be deemed to have remised, released and forever discharged the Company, SRAM-SP2, their respective Affiliates and their respective partners, members, managers, stockholders, directors, officers and employees, and their respective heirs,

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representatives, successors and assigns (collectively referred to, for the purposes of the release, as the “SRAM Released Parties”) of and from any and all claims which the Holder Releasing Parties now have, ever had, or at the Closing may have, or hereafter can, shall or may have, against the SRAM Released Parties, for, upon or by reason of any matter, cause or thing whatsoever related to the Holder Releasing Parties’ investment in the Company, from the beginning of time through the Closing Date, other than claims that the Holder Releasing Parties (in any capacity) have under this Agreement or claims under Article 15 of the 2008 Operating Agreement (the “SRAM Released Parties Excluded Claims”) or fraud. As of the Closing Date, each of Trilantic, TCP SRAM Holdings, the Co-Investors and the Sellers expressly acknowledges that it has had, or has had and waived, the opportunity to be advised by independent legal counsel and hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code (and any analogous law of any other state, locality or other jurisdiction) and does so understanding and acknowledging the significance and consequence of such specific waiver, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(ii) Each of Trilantic, TCP SRAM Holdings, the Co-Investors and the Sellers hereby represents, warrants and covenants to each of the SRAM Released Parties that there has not been and will not be any assignment or other transfer of any right or interest in any claims released pursuant to Section 4.2(a)(i) that it ever had, has or may have against the SRAM Released Parties and hereby agrees, severally, to indemnify and hold each SRAM Released Party harmless from any claims, costs, damages, penalties, fines or other losses directly or indirectly incurred by any of the SRAM Released Parties as a result of any Person asserting any right or interest pursuant to any such purported assignment or transfer of any such right or interest.

(iii) Each of Trilantic, TCP SRAM Holdings, the Co-Investors and the Sellers hereby acknowledges and agrees that the releases made herein constitute final and complete releases of the SRAM Released Parties with respect to all claims released pursuant to Section 4.2(a)(i). Each of TCP SRAM Holdings, the Co-Investors and the Sellers expressly acknowledges and agrees that this general release is intended to include in its effect, without limitation, all such claims that such Party does not know or suspect to exist at the time hereof, and this general release contemplates the extinguishment of any and all such claims, other than in each case arising out of fraud.

(b) Releases by SRAM Releasing Parties.

(i) Effective upon the Closing, each of the SRAM Releasing Parties shall be deemed to have remised, released and forever discharged TCP SRAM Holdings,

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the Co-Investors and the Sellers and their respective Affiliates (excluding the SRAM Releasing Parties) and their respective partners, members, managers, stockholders, directors, officers and employees agents, and their respective heirs, representatives, successors and assigns (collectively referred to, for the purposes of the release, as the “Holder Released Parties”) of and from any and all claims which the SRAM Releasing Parties now have, ever had, or at the Closing may have, or hereafter can, shall or may have, against the Holder Released Parties, for, upon or by reason of any matter, cause or thing whatsoever related to the Holder Released Parties’ investment in the Company, from the beginning of time through the Closing Date, other than claims that the SRAM Releasing Parties (in any capacity) have under this Agreement or under Article 15 of the 2008 Operating Agreement (the “Holder Released Parties Excluded Claims”) or fraud. As of the Closing Date, the Company and SRAM-SP2 each expressly acknowledges that it has had, or has had and waived, the opportunity to be advised by independent legal counsel and hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code (and any analogous law of any other state, locality or other jurisdiction) and does so understanding and acknowledging the significance and consequence of such specific waiver, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(ii) The Company and SRAM-SP2 each hereby represents, warrants and covenants to each of the Holder Released Parties that there has not been and will not be any assignment or other transfer of any right or interest in any claims released pursuant to Section 4.2(b)(i) that it ever had, has or may have against the Holder Released Parties and hereby agrees to indemnify and hold each Holder Released Party harmless from any claims, costs, damages, penalties, fines or other losses directly or indirectly incurred by any of the Holder Released Parties as a result of any Person asserting any right or interest pursuant to any such purported assignment or transfer of any such right or interest.

(iii) The Company and SRAM-SP2 each hereby acknowledges and agrees that the releases made herein constitute final and complete releases of the Holder Released Parties with respect to all claims released pursuant to Section 4.2(b)(i). The Company and SRAM-SP2 expressly acknowledge and agree that this general release is intended to include in its effect, without limitation, all such claims that such Party does not know or suspect to exist at the time hereof, and this general release contemplates the extinguishment of any and all such claims, other than in each case arising out of fraud.

(c) The provisions of this Section 4.2 are intended to be for the benefit of, and shall be enforceable by each Person released hereunder, and each such Person’s heirs, representatives, successors or assigns, it being expressly agreed that such persons shall be

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third party beneficiaries of this Section 4.2. The Parties shall not amend the provisions of this Section 4.2 in a manner that would adversely affect any such third party beneficiary without the prior written consent of such third party beneficiary. With respect to any claim by a third party beneficiary under this Section 4.2, no SRAM Releasing Party or any Holder Releasing Party, as applicable, may assert by way of defense, set-off or counterclaim, any claim against, or any costs, damages, penalties, fines or other losses owing by any other SRAM Releasing Party (other than as such may be related to any SRAM Released Party Excluded Claims), any Holder Releasing Party (other than as such may be related to any Holder Released Party Excluded Claims) or any third party beneficiary (other than as such may be related to any SRAM Released Party Excluded Claims or Holder Released Party Excluded Claims, as applicable).

Section 4.3 Public Announcements. No Party shall make any publicity releases, interviews or other disclosure or dissemination of any information concerning this Agreement or its terms, or any Party’s performance hereunder, to any Person without the prior written approval of the Company; provided, however, that the Parties agree that following the Closing, TCP SRAM Holdings and the Company may each issue a press release announcing the Closing in form and substance satisfactory to the other Party, subject to such other Party’s prior written approval; provided, further, that this Section 4.3 shall not prevent disclosure of such information to any Person so long as such disclosure is limited to, and consistent with, the information included in that certain Registration Statement filed by the IPO Vehicle with the United States Securities and Exchange Commission on May 12, 2011, as amended from time to time (the “SRAM S-1”); provided, further, that neither the Company nor any of its Affiliates shall file any amendment of or supplement to the SRAM S-1 that changes any disclosure relating to TCP SRAM Holdings, the Co-Investors or GMF SRAM Holdings or any description of the transactions in which TCP SRAM Holdings, the Co-Investors or GMF SRAM Holdings are involved, and of which TCP SRAM Holdings, the Co-Investors and GMF SRAM Holdings and their respective counsel shall not have previously been advised and furnished a copy or to which TCP SRAM Holdings, the Co-Investors, GMF SRAM Holdings and their respective counsel shall reasonably object. Notwithstanding the foregoing, nothing in this Section 4.3, shall prohibit the Company or any of its Affiliates from filing an amendment or supplement to the SRAM S-1 which adds or removes information that counsel to the Company advises is necessary to comply with applicable securities Laws.

Section 4.4 Further Assurances. Each of the Parties shall use its commercially reasonable efforts to (a) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (b) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

Section 4.5 Tax Matters.

(a) Trilantic shall prepare (or cause to be prepared) and timely file all Tax Returns of the TCP Blocker Entity for all taxable periods ending on or before the Closing Date and shall pay all Taxes due with respect thereto, other than any Taxes arising as a result of or with respect to the liquidation (including any transaction treated as a liquidation for Tax purposes) of the TCP Blocker Entity after the Closing, which shall be

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paid by SRAM-SP2. All such Tax Returns shall be prepared consistent with past practices unless a contrary position is required by applicable Law. The Parties acknowledge that following the Closing, TCP Blocker Entity may liquidate under Section 332 of the Code on the Closing Date, and the effects of such transaction will be included in the taxable period ending on the Closing Date. Subject to the Company providing such information as necessary to prepare such Tax Returns at least thirty-five (35) business days prior to the filing deadline, SRAM-SP2 shall be provided drafts of such Tax Returns no less than twenty (20) business days before the filing deadline to review and comment on each such Tax Return prior to filing. No such Tax Return shall be filed without SRAM-SP2’s prior consent, which shall not be unreasonably withheld, conditioned or delayed, provided that if no objection or comment is received by the fifth (5th) business day prior to the filing deadline, SRAM-SP2 shall be deemed to have consented to the filing of such Tax Return.

(b) Gleacher shall prepare (or cause to be prepared) and timely file all Tax Returns of GMF SRAM Holdings for all taxable periods ending on or before the Closing Date and shall pay all Taxes due with respect thereto, other than any Taxes arising as a result of or with respect to the liquidation (including any transaction treated as a liquidation for Tax purposes) of GMF SRAM Holdings after the Closing, which shall be paid by SRAM-SP2. All such Tax Returns shall be prepared consistent with past practices unless a contrary position is required by applicable Law. The Parties acknowledge that following the Closing, GMF SRAM Holdings may liquidate under Section 332 of the Code on the Closing Date, and the effects of such transaction will be included in the taxable period ending on the Closing Date. Subject to the Company providing such information as necessary to prepare such Tax Returns at least thirty-five (35) Business Days prior to the filing deadline, SRAM-SP2 shall be provided drafts of such Tax Returns no less than twenty (20) Business Days before the filing deadline to review and comment on each such Tax Return prior to filing. No such Tax Return shall be filed without SRAM-SP2’s prior consent, which shall not be unreasonably withheld, conditioned or delayed, provided that if no objection or comment is received by the fifth (5th) business day prior to the filing deadline, SRAM-SP2 shall be deemed to have consented to the filing of such Tax Return.

(c) SRAM-SP2 shall prepare (or cause to be prepared) and timely file all Tax Returns of the Blocker Entities for any taxable periods beginning on or before and ending after the Closing Date (“Straddle Periods”). All such Straddle Period Tax Returns shall be prepared consistent with past practices of the applicable Blocker Entity unless a contrary position is required by applicable Law. Trilantic or Gleacher, as applicable, shall be allowed a reasonable time, and in no event less than 20 Business Days for any income Tax Return, to review and comment on each such Straddle Period Tax Return prior to filing. No Straddle Period Tax Return shall be filed without the prior consent of Trilantic if relating to the TCP Blocker Entity, or Gleacher if relating to GMF SRAM Holdings, which consent shall not be unreasonably withheld, conditioned or delayed; provided that if no objection or comment is received by the fifth (5th) Business Day prior to the filing deadline, Trilantic or Gleacher, as applicable, shall be deemed to have consented to the filing of such Tax Return

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(d) Trilantic and Gleacher shall cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and other representatives to cooperate, with SRAM-SP2 in preparing, executing and filing all Tax Returns relating to the Blocker Entities and in resolving all disputes and audits relating to Taxes of the Blocker Entities. Such cooperation shall include maintaining and making available to SRAM-SP2 all records relating to Taxes of the Blocker Entities and making employees available on a mutually convenient basis to provide additional information or explanation of any materials provided hereunder or to testify at any proceedings relating to Taxes of the Blocker Entities. Trilantic and Gleacher agree (i) to retain all books and records with respect to Tax matters pertinent to the Blocker Entities relating to any taxable period beginning before the Closing Date until the applicable statute of limitations (as may be extended) has expired and to abide by all record retention agreements entered into with any Governmental Authority; (ii) to allow SRAM-SP2 and its representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as SRAM-SP2 may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours at SRAM-SP2’s expense; and (iii) to give SRAM-SP2 reasonable written notice prior to transferring, destroying or discarding any such books and records and, if SRAM-SP2 so requests, to allow SRAM-SP2 to take possession of such books and records.

(e) Any and all Transfer Taxes imposed in connection with the transactions contemplated by this Agreement shall be born by Trilantic and its Affiliates. SRAM-SP2 shall cooperate in timely preparing and filing all Tax Returns and other documentation required to be filed in connection with any such Transfer Taxes.

Section 4.6 Tax Indemnity.

(a) Each of Trilantic, Onshore GP, Onshore Holdings and Offshore Holdings (the “Trilantic Indemnifying Parties”) shall, jointly and severally, indemnify and hold harmless SRAM-SP2 and its Affiliates (including the Blocker Entities after the Closing), and each of their respective officers, directors, employees, agents, successors and assigns (each, a “SRAM Indemnified Party”) from and against (i) any and all Liability for Taxes of the TCP Blocker Entity for all taxable periods (or portions thereof) ending on or before the Closing Date (“Pre-Closing Tax Periods”), including any Liability for Taxes related to or arising out of the debt contribution contemplated by the Debt Contribution Agreement, (ii) any and all Liability for Taxes of Onshore GP, Onshore Holdings, and Offshore Holdings or any of their current or past Affiliates, (iii) Transfer Taxes, (iv) any and all Losses arising out of, resulting from or incident to the breach by Trilantic or any of its Affiliates of any covenant contained in Section 4.5 or this Section 4.6 and (v) any and all Losses arising out of, resulting from or incident to the breach or inaccuracy of any representation or warranty made in Section 3.2(i) with respect to the TCP Blocker Entity without regard to any materiality qualification contained therein, except to the extent that any such Losses are otherwise indemnified pursuant to the foregoing clauses (i)–(iv). The SRAM Indemnified Parties shall not be entitled to indemnification pursuant to the preceding sentence with respect to any Liability for Taxes or Losses (1) arising from actions taken by the TCP Blocker Entity after the Closing that are inconsistent with past

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practice of the TCP Blocker Entity or outside the ordinary course of business of the Company and its Subsidiaries or (2) to the extent arising solely from adjustments to the taxable income of the Company or its Subsidiaries, as determined with respect to the TCP Blocker Entity as provided under the 2008 Operating Agreement; provided that for the avoidance of doubt, the merger or conversion of the TCP Blocker Entity with or into a limited liability company following the Closing shall not affect the SRAM Indemnified Parties’ entitlement to indemnification for Taxes of the TCP Blocker Entity for Pre-Closing Tax Periods, but, provided further, the Trilantic Indemnifying Parties shall have no indemnification obligation for Taxes arising from or with respect to such merger or conversion. The obligations of the Trilantic Indemnifying Parties under this Section 4.6(a) shall terminate as of the later of June 29, 2017 or the termination of Trilantic.

(b) Gleacher shall indemnify and hold harmless the SRAM Indemnified Parties from and against (i) any and all Liability for Taxes of GMF SRAM Holdings for Pre-Closing Tax Periods, (ii) any and all Liability for Taxes of Gleacher or any of its Affiliates, (iii) any and all Losses arising out of, resulting from or incident to the breach by Gleacher or any of its current or past Affiliates of any covenant contained in Section 4.5 or this Section 4.6 and (iv) any and all Losses arising out of, resulting from or incident to the breach or inaccuracy of any representation or warranty made in Section 3.2(i) with respect to GMF SRAM Holdings without regard to any materiality qualification contained therein, except to the extent that any such Losses are otherwise indemnified pursuant to the foregoing clauses (i)–(iii). The SRAM Indemnified Parties shall not be entitled to indemnification pursuant to the preceding sentence with respect to any Liability for Taxes or Losses arising from actions taken by GMF SRAM Holdings on the Closing Date after the Closing that are inconsistent with past practice of the GMF SRAM Holdings or outside the ordinary course of business of the Company and its Subsidiaries; provided that for the avoidance of doubt, the merger or conversion of GMF SRAM Holdings with or into a limited liability company following the Closing shall not affect the SRAM Indemnified Parties’ entitlement to indemnification for Taxes of GMF SRAM Holdings for Pre-Closing Tax Periods, but, provided further, Gleacher shall have no indemnification obligation for Taxes arising from or with respect to such merger or conversion. The obligations of Gleacher under this Section 4.6(b) shall terminate as of the later of March 31, 2017 or the termination of Gleacher.

(c) In the case of any Straddle Period, (i) all real and personal property Taxes and other Taxes that apply to a period as a whole for the Pre-Closing Tax Period shall be equal to the amount of such Taxes for the entire applicable Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the applicable Straddle Period that are in the applicable Pre-Closing Tax Period and the denominator of which is the total number of calendar days in the applicable Straddle Period, and (ii) all other Taxes shall be computed as if such taxable period ended as of the end of the day on the Closing Date.

(d) A SRAM Indemnified Party making a claim for indemnification under this Section 4.6 shall promptly give written notice of such claim to Trilantic or Gleacher, as applicable, together with a copy of the Tax Return or other relevant documentation

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evidencing the Tax Liability or other Loss. The indemnifying party shall pay the amount of such claim to the SRAM Indemnified Party within ten (10) Business Days after written demand is made; provided, in no event shall the indemnifying party be obligated to make any such payment with respect to Taxes earlier than five (5) Business Days before the date on which such Taxes are required to be paid to the relevant Governmental Authority. In the case of any contested Tax, payment of the Tax to the appropriate Governmental Authority shall not be considered to be due earlier than the date a final determination with respect to such Tax liability is made by the appropriate Governmental Authority.

(e) If a Governmental Authority shall make any claim relating to Taxes that, if successful, might result in an indemnification payment pursuant to this Section 4.6 (a “Tax Claim”), the SRAM Indemnified Party shall promptly and in any event no more than fifteen (15) calendar days following receipt of such Tax Claim, give written notice of such Tax Claim to Trilantic or Gleacher, as applicable, together with copies of all notices and communications relating to such Tax Claim; provided, however, the failure of the SRAM Indemnified Party to give such notice shall only relieve the indemnifying party from its indemnification obligations hereunder to the extent it is actually prejudiced by such failure.

(f) Trilantic if relating to the TCP Blocker Entity, or Gleacher if relating to GMF SRAM Holdings, shall be entitled, upon written notification to SRAM-SP2 within ten (10) calendar days following receipt of notice of a Tax Claim, to control all proceedings at the indemnifying party’s own expense and make all decisions with respect to any Tax Claim relating to a taxable period ending on or before the Closing Date; provided, however, the indemnifying party shall not settle any such Tax Claim without SRAM-SP2’s consent, which shall not be unreasonably withheld, conditioned or delayed. SRAM-SP2 and Trilantic if relating to the TCP Blocker Entity, or Gleacher if relating to GMF SRAM Holdings, shall jointly control all proceedings with respect to any Tax Claim relating to a Straddle Period. If Trilantic or Gleacher, as applicable, fails to timely assume in writing to Purchasers the control and defense of any Tax Claim that they are entitled to control pursuant to this Section 4.6(f), then SRAM-SP2 shall thereupon have the right to undertake the control, defense and settlement of such Tax Claim at the indemnifying party’s expense; provided, SRAM-SP2 shall not settle any material Tax Claim without the indemnifying party’s consent, which shall not be unreasonably withheld, conditioned or delayed.

(g) The Sellers (other than Gleacher) will be entitled to any Tax refunds or amounts of credit against Tax that are received or used by the TCP Blocker Entity (or received by SRAM-SP2 or its Affiliates with respect to Taxes paid by the TCP Blocker Entity) that relate to Pre-Closing Tax Periods. SRAM-SP2 will pay over any such refund or the amount of any such credit within ten (10) business days after receipt of such refund or amount of credit. Gleacher will be entitled to any Tax refunds or amounts of credit against Tax that are received by GMF SRAM Holdings (or received by SRAM-SP2 or its Affiliates with respect to Taxes paid by GMF SRAM Holdings) that relate to Pre-Closing Tax Periods. SRAM-SP2 will pay over any such refund or the amount of any such credit within ten (10) business days after receipt of such refund or amount of credit.

(h) The parties agree to treat all payments made pursuant to this Section 4.6 as adjustments to the Blocker Purchase Price for Tax purposes, unless otherwise required by applicable Law.

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ARTICLE V

CONDITIONS TO CLOSING

Section 5.1 Conditions to the Company’s and SRAM-SP2’s Obligations. The obligations of the Company and SRAM-SP2 to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date:

(a) Representations and Warranties.

(i) The representations and warranties of the Holders set forth in Section 3.1 shall be true and correct in all material respects (except for any representations or warranties qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though then made on and as of the Closing Date.

(ii) The representations and warranties of the Sellers and Trilantic set forth in Section 3.2 shall be true and correct in all material respects (except for any representations or warranties qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though then made on and as of the Closing Date.

(b) Covenants.

(i) Each of the Holders shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

(ii) Each of the Sellers shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

(c) Governmental Proceedings. No injunction exists or proceeding has been commenced that is reasonably likely to prevent, delay, make illegal, or otherwise interfere with, the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

(d) Financing. The Company or its subsidiaries shall have obtained first and second lien bank term financings with minimum net proceeds (exclusive of any revolver borrowings or revolver borrowing capacity) of $790 million.

(e) Consents and Approvals. The Company shall have obtained or made, as applicable, each consent, approval, authorization, or other order of, action by, filing with or notification to any Governmental Authority or third party required to consummate the transactions contemplated hereby.

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(f) Closing Deliveries of the Holders. The Holders shall have delivered to the Company each of the following items:

(i) a certificate or certificates, duly executed by an authorized officer of TCP SRAM Holdings and each of the Co-Investors, certifying that the conditions under Section 5.1(b)(i) have been satisfied in full; and

(ii) all certificates representing the Class A Units, together with duly executed stock powers or assignments separate from certificates reflecting the transactions set forth in Section 2.1, as applicable, with respect thereto.

(g) Closing Deliveries of the Sellers. The Sellers shall have delivered to the Company or SRAM-SP2, as applicable, each of the following items:

(i) a certificate or certificates, duly executed by an authorized officer of each of the Sellers, certifying that the conditions under Section 5.1(b)(ii) have been satisfied in full;

(ii) the written resignation, effective as of the Closing Date, of the directors and officers of each of the Blocker Entities, as applicable;

(iii) any certificates or assignment and assumption agreements, as applicable, representing the Interests, together with duly executed stock powers and assignments separate from certificates, as applicable, with respect thereto;

(iv) a Debt Contribution Agreement duly executed by the TCP Blocker Entity and LBMB IV SRAM Onshore Holdings L.P. in form reasonably satisfactory to the Company (the “Debt Contribution Agreement”) providing for the cancellation of, and discharge of any and all obligations under, that certain Loan Agreement by and between the TCP Blocker Entity and LBMB IV SRAM Onshore Holdings L.P., dated as of September 9, 2008, and all Notes issued thereunder; and

(i) a duly authorized and executed certificate from the Blocker Entities consistent with the requirements of Treasury Regulation Section 1.1445-2(c)(3)(i) ; and

(v) a duly authorized and executed statement of Onshore AIV consistent with the requirements of Treasury Regulation Section 1.1445-11T(d)(2)(i)..

The Company and SRAM-SP2 may waive any condition specified in this Section 5.1 if it executes a writing so stating at or prior to the Closing; provided that if the Closing is consummated upon such waiver, all such conditions shall be deemed to have been satisfied.

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Section 5.2 Conditions to the Obligations of TCP SRAM Holdings, the Co-Investors and the Sellers. The obligations of TCP SRAM Holdings, the Co-Investors and the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date:

(a) Representations and Warranties.

(i) The representations and warranties of the Company set forth in Section 3.3 hereof shall be true and correct in all material respects (except for any representations or warranties qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though then made on and as of the Closing Date.

(ii) The representations and warranties of SRAM-SP2 set forth in Section 3.3 hereof shall be true and correct in all material respects (except for any representations or warranties qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though then made on and as of the Closing Date.

(b) Covenants.

(i) The Company shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

(ii) SRAM-SP2 shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

(c) Governmental Proceedings. No injunction exists or proceeding has been commenced that is reasonably likely to prevent, delay, make illegal, or otherwise interfere with, the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

(d) Consents and Approvals. The Company shall have obtained or made, as applicable, each consent, approval, authorization, or other order of, action by, filing with or notification to any Governmental Authority or third party required to consummate the transactions contemplated hereby.

(e) Closing Deliveries of the Company. The Company shall have delivered, or caused to be delivered, to TCP SRAM Holdings and the Co-Investors each of the following items:

(i) a certificate, duly executed by an authorized officer of the Company, certifying that the conditions under Section 5.2(b)(i) have been satisfied in full; and

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(ii) a statement of the Company consistent with the requirements of Treasury Regulation Section 1.1445-11T(d)(2)(i).

(f) Closing Deliveries of SRAM-SP2. SRAM-SP2 shall have delivered, or caused to be delivered, to the Sellers a certificate, duly executed by an authorized officer of SRAM-SP2, certifying that the conditions under Section 5.2(b)(ii) have been satisfied in full.

TCP SRAM Holdings, the Co-Investors and the Sellers may waive any condition specified in this Section 5.2 and applicable to such Party if TCP SRAM Holdings, the Co-Investors and the Sellers execute a writing so stating at or prior to the Closing; provided that if the Closing is consummated upon such waiver, all such conditions shall be deemed to have been satisfied.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement may be terminated prior to the Closing of the transactions contemplated hereby as follows:

(a) at any time upon the mutual written consent of each of the Parties; or

(b) by TCP SRAM Holdings or the Company if the Closing shall not have occurred by the Outside Termination Date; provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to (i) TCP SRAM Holdings if the failure of TCP SRAM Holdings, a Seller, a Co-Investor or a Blocker Entity to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date, or (ii) the Company if the failure of the Company or SRAM-SP2 to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

Section 6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto; provided that (a) any such termination shall not relieve any party from Liability for any bad faith, fraud or for any willful and intentional breach of this Agreement, and (b) the provisions of Section 4.3, this Section 6.2 and Article VII shall remain in full force and effect and survive any termination of this Agreement. For the avoidance of doubt, in the event of termination of this Agreement, the 2008 Operating Agreement shall remain in full force and effect.

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ARTICLE VII

MISCELLANEOUS

Section 7.1 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

Section 7.2 Governing Law; Jurisdiction. This Agreement and the rights and duties of the Parties shall be governed by the Laws of the State of New York without regard to conflict of laws principles. Each Party (i) irrevocably and unconditionally submits to the personal jurisdiction of the state courts of the State of New York and the federal courts of the United States of America, in each case sitting in the Borough of Manhattan in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York state or federal court), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (iv) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than as specified in this Section 7.2. The Parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.4 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

Section 7.3 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

Section 7.4 Notices. All notices, requests, instructions, claims, demands, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand or by courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment) or upon receipt by electronic transmission (with confirmation), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses:

(a)	if to the Company or SRAM-SP2:

SRAM Holdings, LLC
1333 N. Kingsbury Street, 4th Floor
Chicago, IL 60642

25

Fax: (312) 664-8800
Attn: Chief Executive Officer

with a copy (which shall not constitute notice) sent simultaneously to:

Latham & Watkins LLP
233 South Wacker Drive, Suite 5800
Chicago, IL 60606
Fax: (312) 993-9767
Attn: Mark D. Gerstein

(b)	if to TCP SRAM Holdings, GMF SRAM Holdings, the Co-Investors or the Sellers, to the addresses set forth on Schedule 7.4(b):

with a copy (which shall not constitute notice) sent simultaneously to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Fax: (212) 351-5316
Attn: Steven R. Shoemate

or to such other address as either party has provided prior written notice pursuant to this Section 7.4. Notice by telecopy shall be deemed personally delivered upon sender’s receipt of confirmation, produced by sender’s fax machine, that transmission was successful.

Section 7.5 Interpretation. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 7.6 Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and permitted assigns. Notwithstanding the foregoing, no party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of each of the Parties.

Section 7.7 No Waiver. Any extension or waiver of the obligations herein of any Party shall be valid only if set forth in an instrument in writing referring to this section and signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

26

Section 7.8 Amendments. Neither this Agreement nor any of its terms or provisions may be amended, modified, waived, discharged or terminated, except by a written instrument signed by each of the Parties.

Section 7.9 Expenses. Except as otherwise provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement shall be paid by the Party incurring such cost and expenses; provided, that the Company will reimburse TCP SRAM Holdings (or one of its Affiliates designated by it in writing) for costs and expenses incurred in connection with this Agreement up to $30,000.

Section 7.10 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the full agreement among the Parties and any other party that now or hereafter joins in the executions hereof on its subject matters, and supersedes and renders null and void all prior agreements or understandings, whether written or oral, which exist or may have existed between the parties with respect to its subject matters.

Section 7.11 Survival of Representations and Warranties and Covenants. The representations and warranties set forth in Article III and the covenants set forth in Article IV shall survive the Closing.

Section 7.12 Additional Documents. The Parties hereto will, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by any other Party hereto in order to carry out the purposes of this Agreement and the other documents referred to herein.

Section 7.13 Legal Representation. Each Party has been represented by counsel of its choice in the negotiation of this Agreement. This Agreement shall be deemed to have been drafted by each of the Parties jointly, and no rule of construction shall be invoked respecting the authorship hereof.

Section 7.14 No Third Party Beneficiaries. Except as otherwise set forth in Section 4.2(c), nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement. Except as otherwise set forth in Section 4.2(c), this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.

Section 7.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute one and the same instrument. The Parties agree that facsimile or .pdf copies of signatures sent via e-mail will be sufficient, with original signature pages to be supplied and exchanged at a later date.

Signature page follows

27

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SRAM HOLDINGS, LLC

By:	/s/ Stanley R. Day, Jr.
Name: Stanley R. Day, Jr.
Title: Chief Executive Officer

SRAM-SP2, INC.

By:	/s/ Stanley R. Day, Jr.
Name: Stanley R. Day, Jr.
Title: Chief Executive Officer

[Signature Page to Master Transaction Agreement]

TRILANTIC CAPITAL PARTNERS IV L.P.

By:	/s/ James H. Manges
Name: James H. Manges
Title: Authorized Signatory

TCP SRAM HOLDINGS, LLC

By:	/s/ James H. Manges
Name: James H. Manges
Title: Authorized Signatory

[Signature Page to Master Transaction Agreement]

CO-INVESTORS:

GE CAPITAL EQUITY HOLDINGS, INC.

By:	/s/ Kristine M. Jurczyk
Name: Kristine M. Jurczyk
Title: Duly Authorized Signatory

GLEACHER MEZZANINE FUND II, L.P.

By: Gleacher Mezzanine II GP, L.P. as general partner

By:	/s/ Phillip Krall
Name: Phillip Krall
Title: Managing Director

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ H. Lusky Brown
Name: H. Lusky Brown
Title: Vice President and Chief Investment Officer

JPM MEZZANINE CAPITAL, LLC

By:	/s/ Olof Bergqvist
Name: Olof Bergqvist
Title: Executive Director

[Signature Page to Master Transaction Agreement]

GMF SRAM HOLDINGS CORP.

By:	/s/ Phillip Krall
Name: Phillip Krall
Title: Treasurer

[Signature Page to Master Transaction Agreement]

SELLERS:

LBMB IV SRAM ONSHORE HOLDINGS L.P.

By:	/s/ James H. Manges
Name: James H. Manges
Title: Authorized Signatory

LBMB IV SRAM OFFSHORE HOLDINGS L.P.

By:	/s/ James H. Manges
Name: James H. Manges
Title: Authorized Signatory

TRILANTIC CAPITAL PARTNERS ASSOCIATES IV (AIV GP) L.P.

By:	/s/ James H. Manges
Name: James H. Manges
Title: Authorized Signatory

GLEACHER MEZZANINE FUND II, L.P.

By: Gleacher Mezzanine II GP, L.P. as general partner

By:	/s/ Phillip Krall
Name: Phillip Krall
Title: Managing Director

[Signature Page to Master Transaction Agreement]

Schedule 2.1(g)

Entity:	Allocation of Distribution:
TCP SRAM Holdings	$425,689,451.50
GE Capital Equity Holdings, Inc.	$5,982,473.63
Gleacher Mezzanine Fund II, L.P.	$13,512,914.72
Southern Farm Bureau Life Insurance Company	$1,196,494.73
JPM Mezzanine Capital, LLC	$13,468,909.71

Schedule 2.1(i)

Entity:	Allocation of Blocker Purchase Price:
LBMB IV SRAM Onshore Holdings L.P.	$62,775,072.64
LBMB IV SRAM Offshore Holdings L.P.	$50,333,166.35
Trilantic Capital Partners Associates IV (AIV GP) L.P.	None
Gleacher Mezzanine Fund II, L.P.	$2,041,516.73

Schedule 3.1(e)

Entity:	Number of Class A Units:
TCP SRAM Holdings LLC	2,694,799.31035
GE Capital Equity Holdings, Inc.	37,871.65913
Gleacher Mezzanine Fund II, L.P.	85,542.62536
Southern Farm Bureau Life Insurance Company	7,574.33183
JPM Mezzanine Capital, LLC	85,264.05451

Schedule 3.2

Seller:	Interest in Blocker Entity or TCP Distribution Party:
LBMB IV SRAM Onshore Holdings L.P.	TCP IV SRAM Onshore Blocker L.P.; Trilantic Capital Partners IV Onshore AIV (B) L.P.

LBMB IV SRAM Offshore Holdings L.P.	TCP IV SRAM Onshore Blocker L.P.; Trilantic Capital Partners IV Onshore AIV (B) L.P.

Trilantic Capital Partners Associates IV (AIV GP) L.P.	TCP IV SRAM Onshore Blocker L.P.; Trilantic Capital Partners IV Onshore AIV (B) L.P.

Gleacher Mezzanine Fund II, L.P.	GMF SRAM Holdings Corp.

Trilantic:	Interest in Blocker Entity or TCP Distribution Party:
Trilantic Capital Partners IV L.P.	None

Capitalization

Blocker Entity	Seller	Authorized, Issued and Outstanding Interests	Interests Held by Seller
TCP IV SRAM Onshore Blocker L.P.	LBMB IV SRAM Onshore Holdings L.P.	25,634.06444 Class A Units	25,634.06444 Class A Units
TCP IV SRAM Onshore Blocker L.P.	LBMB IV SRAM Offshore Holdings L.P.	20,553.43906 Class B Units	20,553.43906 Class B Units
GMF SRAM Holdings Corp.	Gleacher Mezzanine Fund II, L.P.	1,000 common shares	1,000 common shares

Schedule 3.2(i)

In March 2011, TCP IV SRAM Onshore Blocker L.P. filed Federal, New York State and New York City extensions for the 2010 tax year.

TCP Blocker Entity filed late its Forms 1042 for 2009 and 2010. All taxes shown due on such Tax Returns were paid when such Tax Returns were filed. Additional amounts in respect of interest and potential penalties have not been paid.

TCP Blocker Entity did not determine whether it was required to adjust its interest expense to reflect the application of Section 163(e)(5) of the Internal Revenue Code of 1986, as amended.

Schedule 3.2(e)

Blocker Entity:	Number of Class A Units:
TCP IV SRAM Onshore Blocker L.P.	716,024.33028
GMF SRAM Holdings Corp.	12,923.68854

Schedule 7.4(b)

Notice Addresses

Trilantic Capital Partners IV L.P.

Address:   c/o Trilantic Capital Management LLC

399 Park Avenue, 15th Floor

New York, NY 10022

Fax: (646) 368-6984

Attn: James Manges

TCP SRAM Holdings LLC

Address:   c/o Trilantic Capital Management LLC

399 Park Avenue, 15th Floor

New York, NY 10022

Fax: (646) 368-6984

Attn: James Manges

TRILANTIC CAPITAL PARTNERS ASSOCIATES IV (AIV GP) L.P.

Address:   c/o Trilantic Capital Management LLC

399 Park Avenue, 15th Floor

New York, NY 10022

Fax: (646) 368-6984

Attn: James Manges

LBMB IV SRAM Onshore Holdings L.P.

Address:   c/o Trilantic Capital Management LLC

399 Park Avenue, 15th Floor

New York, NY 10022

Fax: (646) 368-6984

Attn: James Manges

LBMB IV SRAM OFFSHORE HOLDINGS L.P.

Address:   c/o Trilantic Capital Management LLC

399 Park Avenue, 15th Floor

New York, NY 10022

Fax: (646) 368-6984

Attn: James Manges

TCP IV SRAM Onshore Blocker L.P.

Address:   c/o Trilantic Capital Management LLC

399 Park Avenue, 15th Floor

New York, NY 10022

Fax: (646) 368-6984

Attn: James Manges

GE Capital Equity Holdings, Inc.

Address:   GE Capital, Americas – Equity

201 Merritt 7

Norwalk, CT 06856-5201

Attn: Portfolio Manager

Gleacher Mezzanine Fund II, L.P.

Address:   Arrowhead Mezzanine LLC

55 Railroad Ave.

Greenwich, CT 06830

Fax: (203) 295-3771

Attn: Phillip Krall

Southern Farm Bureau Life Insurance Company

Address:   Southern Farm Bureau Life Insurance Company

PO Box 78

Jackson, MS 39205

Fax: (601) 321-2834

Attn: Dottie Carlisle

JPM Mezzanine Capital, LLC

Address:   JPM Mezzanine Capital, LLC

383 Madison Avenue, 9th Floor

New York, NY 10179

Fax: (917) 546-2483

Attn: Olof Berqvist

GMF SRAM Holdings Corp.

Address:   Arrowhead Mezzanine LLC

55 Railroad Ave.

Greenwich, CT 06830

Fax: (203) 295-3771

Attn: Phillip Krall

EXHIBIT A

EXECUTION VERSION

SECOND AMENDED AND RESTATED

LIMITED LIABILITY

COMPANY OPERATING AGREEMENT

OF

SRAM HOLDINGS, LLC

THE UNITS REFERENCED HEREIN HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE BOARD OF THE COMPANY OF OTHER EVIDENCE SATISFACTORY TO THE BOARD TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF ANY SUCH UNIT IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THOSE REGULATIONS AND THE FOLLOWING AGREEMENT.

i

4.7	Meetings of Members	16

4.8	Quorum	16

4.9	Waiver of Notice	17

4.10	Action by Members Without a Meeting	17

4.11	Record Date	17

4.12	Members Are Not Agents	18

4.13	Transactions of Members with the Company	18

4.14	Loans by Members to the Company	18

ARTICLE 5 MANAGEMENT OF THE COMPANY		18

5.1	Board; Designation and Powers of the Board	18

5.2	Board Voting	20

5.3	Current Managers	20

5.4	Agency Authority of Managers	20

5.5	Limited Liability	21

5.6	Resignations	21

5.7	Compensation of Managers	21

5.8	Managers May Engage in Other Activities	21

5.9	Transactions of Managers with the Company	21

5.10	Liability for Certain Acts	21

5.11	Waiver of Fiduciary Duties; Corporate Opportunities	22

5.12	Third Party Reliance	22

5.13	Officers	22

ARTICLE 6 MEETINGS OF THE BOARD		23

6.1	Place of Meetings	23

6.2	Meetings of the Board	23

6.3	Quorum; Participation in Meetings by Conference Telephone Permitted; Vote Required for Action	23

6.4	Waiver of Notice; Consent to Meeting	24

6.5	Unanimous Action by Board Without a Meeting	24

ARTICLE 7 UNITS; PERCENTAGE INTERESTS		24

7.1	Units	24

7.2	Incentive Units	25

7.3	Percentage Interests	27

ARTICLE 8 CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS		27

8.1	Capital Contributions	27

8.2	Additional Capital Contributions	27

8.3	Capital Accounts	27

ARTICLE 9 ALLOCATION OF PROFITS AND LOSSES		28

9.1	Capital Account Allocations	28

9.2	Regulatory Allocations	28

9.3	Tax Allocations	29

9.4	Other Allocation Rules	30

ARTICLE 10 DISTRIBUTIONS		30

10.1	Distributions	30

10.2	No Right to Receive Certain Distributions	31

10.3	Distributions in Kind	32

10.4	Payments on Behalf of a Member	32

ARTICLE 11 TRANSFER OF UNITS		32

11.1	Transfer of Units	32

11.2	Admission of Substituted Members	34

11.3	Rights of Unadmitted Assignees	34

11.4	Sale of the Company	34

11.5	Preemptive Rights	36

11.6	IPO; Changes in Business Form	37

11.7	Registration Rights	38

11.8	No Appraisal Rights	43

11.9	Further Restrictions as to Certain Members; Company’s Repurchase Option upon Termination of Employment of Incentive Member	43

11.10		43

ARTICLE 12 ACCOUNTING; REPORTING TO AND BY MEMBERS		43

12.1	Books and Records	43

12.2	Methods of Accounting	44

12.3	Delivery to Members and Inspection	44

12.4	Filings	46

12.5	Bank Accounts	46

12.6	Accounting Decisions and Reliance on Others	46

12.7	Confidentiality	46

ARTICLE 13 TAX MATTERS		48

13.1	Tax Returns; Tax Accounting Methods; Tax Elections	48

13.2	Tax Matters Partner	48

ARTICLE 14 DISSOLUTION AND LIQUIDATION		49

14.1	Dissolution	49

14.2	Liquidation of the Company	49

14.3	Assumption of Liabilities	50

14.4	Withdrawal	50

14.5	Winding Up	50

14.6	Deemed Contribution and Distribution	51

ARTICLE 15 INDEMNIFICATION AND INSURANCE		51

15.1	Right of Indemnification	51

15.2	Advances of Expenses	51

15.3	Other Rights	51

15.4	Insurance and Other Financial Arrangements	52

15.5	Effect of Interest in Transaction	52

15.6	Repeal or Modification	52

15.7	No Third Party Rights	52

ARTICLE 16 POWER OF ATTORNEY		52

16.1	Power of Attorney	52

ARTICLE 17 MISCELLANEOUS		52

17.1	Entire Agreement	52

17.2	Amendments	53

17.3	No Waiver	53

17.4	Third Parties	53

17.5	Severability	53

17.6	GOVERNING LAW	53

17.7	Notices	53

17.8	Titles and Subtitles	54

17.9	Currency	54

17.10	Counterparts	54

17.11	Successors	54

17.12	Remedies	54

17.13	No Action for Partition	54

v

17.14	Business Days	54

17.15	No Strict Construction	55

17.16	Waiver of Jury Trial	55

Schedules

Schedule 1	Names and Addresses of Members

Schedule 2	Ownership of Units; Percentage Interests

Schedule 3	Current Members of the Board of Managers

Schedule 4	Current Officers

Exhibits

Exhibit A	Form of Joinder

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF

SRAM HOLDINGS, LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of SRAM HOLDINGS, LLC, a Delaware limited liability company (the “Company”), dated as of June 7, 2011 (the “Effective Date”), is entered into by and among the Persons listed on Schedule 1 hereto (as that Schedule may be amended from time to time).

RECITALS

WHEREAS, the Company was originally organized on September 22, 2008 and adopted an operating agreement (the “Original LLC Agreement”) at that time;

WHEREAS, the Original LLC Agreement was amended and restated on September 30, 2008 (as amended, the “2008 Operating Agreement”) to reflect the consummation of the transactions contemplated by that certain Purchase Agreement, dated as of August 6, 2008, by and among LB SRAM Holdings LLC, a Delaware limited liability company (n/k/a TCP SRAM Holdings LLC) (“TCP SRAM Holdings”), SRAM-SP2, Inc., a Delaware corporation (“SRAM-SP2”), and SRAM Corporation, an Illinois corporation;

WHEREAS, the Company, SRAM-SP2, TCP SRAM Holdings and certain other former members of the Company and other persons are parties to that certain Master Transaction Agreement, dated as of June 7, 2011, pursuant to which the Company agreed to redeem, directly and indirectly through SRAM-SP2, all of the outstanding Class A units of the Company (the “Recapitalization”); and

WHEREAS, in connection with the consummation of the Recapitalization, and to provide for the rights and obligations of the Members after giving effect thereto, the requisite voting Members desire to amend and restate the 2008 Operating Agreement in its entirety with this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions contained herein, the parties hereto hereby adopt this Agreement, and hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. Capitalized terms used in this Agreement shall have the respective meanings set forth below:

“2008 Operating Agreement” shall have the meaning ascribed to it in the Recitals.

“Accounting Firm” shall mean the independent auditors for the Company selected by the Board.

“Act” shall mean the Delaware Limited Liability Company Act, Title 6, §§18-101 et seq., as from time to time in effect in the State of Delaware, or any corresponding provision or provisions of any succeeding or successor law of such State.

“Additional Capital Contribution” shall mean any additional Capital Contributions of a Member to the Company made after the Closing Date.

“Additional Unit Notice” shall have the meaning ascribed to it in Section 11.5(b).

“Additional Units” shall have the meaning ascribed to it in Section 11.5(b).

“Adjusted Capital Account” shall mean, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Fiscal Period, after giving effect to the following adjustments:

(a) credit to such Capital Account any amount that the Member is treated as being obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-2(g)(1) or 1.704-2(i)(5); and

(b) debit to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of “Adjusted Capital Account” is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified party. “Control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the ownership or control of securities possessing at least 50% of the voting power of all outstanding voting securities of a Person or the power otherwise to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting stock or otherwise; provided that neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of any party hereto for any purpose hereunder, including the indemnification provisions contained in Article 15 of this Agreement.

“Agreed Value” shall mean, in the case of any contributions or distributions of property, the Fair Market Value of that property.

“Agreement” shall have the meaning ascribed to it in the preamble.

“Assumed Tax Rate” shall mean a percentage as is determined in good faith by the Board from time to time to represent the highest combined marginal U.S. federal, state and local tax rate applicable to any individual or corporation resident in New York, New York taking into account the character of the applicable income and the deductibility of state and local income taxes for U.S. federal income tax purposes, unless a Member provides reasonably satisfactory evidence to the Tax Matters Partner that the tax rate applicable to such Member is higher than the rate applicable to any individual resident of New York, New York (in which case the “Assumed Tax Rate” for all Members shall be the rate applicable to such Member).

“Authorized Incentive Units” shall have the meaning ascribed to it in Section 7.1(f).

“Board” shall mean the Board of Managers of the Company appointed by the Members pursuant to Section 5.1.

“Built-In Gain” shall mean with respect to any Company property (a) the excess of the Agreed Value of any Contributed Property over its adjusted basis for U.S. federal income tax purposes as of the time of contribution and (b) in the case of any adjustment to the Carrying Value of any Company property pursuant to the definition of Carrying Value as a result of a contribution of property in exchange for Units in the Company, the Unrealized Gain with respect to that property.

“Built-In Loss” shall mean with respect to any Company property (a) the excess of the adjusted basis for U.S. federal income tax purposes of any Contributed Property over its Agreed Value as of the time of contribution and (b) in the case of any adjustment to the Carrying Value of any Company property pursuant to the definition of Carrying Value as a result of a contribution of property in exchange for Units in the Company, the Unrealized Loss with respect to that property.

“Business” shall mean the business of the Company and its direct and indirect Subsidiaries.

“Capital Account” shall mean, with respect to any Member, such Member’s capital account established and maintained in accordance with the provisions of this Agreement.

“Capital Contribution” shall mean the contribution of Contributed Property to the Company, and the amount of such contribution shall be the Agreed Value of such Contributed Property net of any indebtedness or other liability assumed by the Company or to which the Contributed Property is subject.

“Carrying Value” shall mean, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(i) The initial Carrying Value of any Contributed Property shall be its Agreed Value;

(ii) Immediately prior to the occurrence of a Revaluation Event, the Carrying Values of all Company assets shall be adjusted to equal their respective Fair Market Values (but determined without regard to Company liabilities);

(iii) The Carrying Value of any Company asset distributed to any Member shall be adjusted to equal its Fair Market Value on the date of distribution; and

(iv) The Carrying Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of Profit and Loss; provided, however, that Carrying Values shall not be adjusted pursuant to this subparagraph (iv) to the extent the Board determines that an adjustment pursuant to subparagraph (ii) is necessary or appropriate in connection with a Revaluation Event.

If the Carrying Value of an asset has been determined or adjusted pursuant to subparagraphs (i), (ii), or (iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of calculating Profit and Loss.

“Certificate” shall have the meaning ascribed to it in Section 2.1.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Unit” shall mean Units designated as Common Units in the Company, having the rights and obligations specified in this Agreement.

“Company” shall have the meaning ascribed to it in the preamble.

“Company Minimum Gain” shall have the meaning given to the term “partnership minimum gain” in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Offered Units” shall have the meaning ascribed to in Section 11.5(a).

“Compensatory Unit” shall have the meaning given the term “compensatory partnership interest” in proposed Treasury Regulations Section 1.721-1(b)(3) (or any corresponding provisions of succeeding, similar, substitute or final Treasury Regulations) and shall include the Incentive Units that are granted to Executives in connection with the performance of services for the Company or any of its Subsidiaries.

“Compensatory Interest Regulations” shall mean, when promulgated, the final Treasury Regulations concerning the U.S. federal income tax consequences of the grant and forfeiture of Compensatory Units, and until such final Treasury Regulations are promulgated, means the proposed Treasury Regulations published in the Federal Register (REG-105346-03) on May 24, 2005, by the Treasury Department and the IRS concerning the U.S. federal income tax consequences of the grant and forfeiture of Compensatory Units.

“Confidential Information” shall have the meaning ascribed to it in Section 12.7(a).

“Contributed Property” shall mean any money or other property contributed by a Member to the capital of the Company in exchange for Units.

“Depreciation” shall mean, for each Fiscal Period or other period, an amount equal to the depreciation, amortization (including pursuant to Sections 195, 197 and 709 of the Code) or other cost recovery deduction allowable with respect to an asset for such period for U.S. federal income tax purposes, except that (1) with respect to an asset whose Carrying Value differs from its adjusted basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” as defined in Treasury Regulations Section 1.704-3(d), Depreciation for such period shall be the amount of the book basis recovered for such period under the rules prescribed in Treasury Regulations Section 1.704-3(d)(2), and (2) with respect to any other asset whose Carrying Value differs from its adjusted tax basis at the beginning of such period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Period or other period bears to such beginning adjusted tax basis; provided, however, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Period or other period is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Board.

“Dissolution Event” shall have the meaning ascribed to it in Section 14.1.

“Distribution” shall mean, with respect to any Member, the amount of money or the Fair Market Value of any property other than money distributed to such Member by the Company (net of liabilities assumed by such Member or to which property distributed to such Member is subject). For avoidance of doubt, Distributions include Tax Distributions.

“Distribution Shortfall” shall have the meaning ascribed to it in Section 10.1(a).

“Distribution Threshold” shall have the meaning ascribed to it in Section 7.2(b).

“Effective Date” shall have the meaning ascribed to it in the Recitals.

“Electing Member” shall have the meaning ascribed to it in Section 11.5(b).

“Election Notice” shall have the meaning ascribed to it in Section 11.5(b).

“Eligible Unit” shall mean (i) each outstanding Common Unit and (ii) each Incentive Unit that was outstanding on the Effective Date and (iii) each outstanding Incentive Unit granted after the Effective Date immediately after an amount equal to such Incentive Unit’s Distribution Threshold has been distributed to the Members pursuant to the provisions of Section 10.1(b) (taking into account any Tax Distributions credited against amounts that otherwise would have been distributed thereunder) following the grant of such Incentive Unit.

“Excess Income” shall have the meaning ascribed to it in Section 10.1(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Executive” shall mean any employee or officer of the Company or any of its Subsidiaries who acquires Incentive Units pursuant to an Incentive Unit Agreement and is or becomes a party to this Agreement.

“Fair Market Value” shall mean the fair market value of the asset in question, as determined in the good faith judgment of the Board. In the case of Units, Fair Market Value shall mean the amount that would be distributable in respect of such Unit if the assets of the Company as a going concern were sold in an orderly arm’s length transaction between a single willing buyer and a single willing seller, neither being under any compulsion to buy or sell and each having reasonable knowledge of all relevant facts, and designed to maximize proceeds therefrom, the liabilities of the Company were paid and the net proceeds of the sale then were distributed in accordance with Article 14, as determined in good faith by the Board with due regard to the value implied by any transaction giving rise to the need for a determination of Fair Market Value, in each case without discount for illiquidity or minority interest.

“Family Group” shall mean, with respect to an individual Member or other Person owning Units, such Person, such Person’s spouse and descendants (whether natural, by marriage or adopted) and any trust or other estate planning vehicle solely for the benefit of such Person and/or such Person’s spouse and descendants (whether natural, by marriage or adopted).

“Fiscal Period” of the Company shall mean the period commencing (i) in the case of the Company’s first Fiscal Period, on the date on which the Company is formed under the Act and (ii) thereafter, on the date immediately after the end of the next preceding Fiscal Period, and terminating at, or immediately preceding (as may be appropriate), the earlier of the last day of the Taxable Year or the date of the issuance or redemption of Units or of any other event that results in a change in the Percentage Interests or the determination of the Capital Accounts of the Members.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Incentive Member” shall mean any Member that holds Incentive Units, in its capacity as a holder of Incentive Units.

“Incentive Unit Agreement” shall mean each of the Incentive Unit Agreements by and between the Company and certain Persons to whom Incentive Units have or may be issued from time to time, as in effect from time to time.

“Incentive Units” shall mean Units designated as Incentive Units in the Company, having the rights and obligations specified in this Agreement that have not terminated pursuant to the Incentive Unit Agreement pursuant to which such Unit was issued.

“Indemnitee” shall have the meaning ascribed to it in Section 15.1.

“Initiating Holders” shall have meaning ascribed to it in Section 11.7(b)(i).

“IPO” shall have the meaning ascribed to it in Section 11.6.

“IRS” shall mean the United States Internal Revenue Service.

“Issuance Notice” shall have the meaning ascribed to it in Section 11.5(b).

“Local Business Day” shall have the meaning ascribed to it in Section 17.7.

“Managers” shall mean the natural persons who are appointed as members of the Board pursuant to Section 5.1, and “Manager” means any one of them.

“Member” shall mean any Person that (i) (A) is one of the Members of the Company as of the Effective Date and (1) is listed as such in Schedule 1 hereto or (2) holds Incentive Units and has become a Member pursuant to the terms of this Agreement (including the execution of a Joinder to this Agreement or the 2008 Operating Agreement), or (B) has been admitted to the Company as a Member in accordance with this Agreement, and (ii) has not ceased to be a Member for any reason.

“Member Minimum Gain” shall have the meaning given the term “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i)(2), and will be computed as provided in Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” shall have the meaning given such term in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” shall have the meaning given such term in Treasury Regulations Section 1.704-2(i). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for any Fiscal Period equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during such Fiscal Period over the aggregate amount of any distributions during such Fiscal Period to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt determined in accordance with Treasury Regulations Section 1.704-2(i).

“Net Cash Flow” shall mean the gross cash receipts of the Company during any Fiscal Period, including the proceeds of any borrowing by the Company, less the portion thereof used or reserved during such Fiscal Period to pay expenses, to repay indebtedness, to fund capital improvements and replacements or otherwise to fund cash outlays of the Company, all as determined in good faith by the Board. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions or similar non-cash allowances, and shall be increased by any reductions of reserves previously established.

“New Members” shall have the meaning ascribed to it in Section 4.1.

“Non-Electing Member” shall have the meaning ascribed to it in Section 11.5(b).

“Nonrecourse Deductions” shall have the meaning given such term in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for any Fiscal Period equals the excess, if any, of the net increase, if any, in the amount of Company Minimum

Gain attributable to Nonrecourse Liabilities during such Fiscal Period over the aggregate amount of any distributions during such Fiscal Period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain attributable to Nonrecourse Liabilities, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(c).

“Nonrecourse Liability” shall have the meaning given such term in Treasury Regulations Section 1.704-2(b)(3).

“Original LLC Agreement” shall have the meaning ascribed to it in the Recitals.

“Participating Distribution Ratio” shall mean, with respect to each Member, the ratio (expressed as a percentage) of:

(x) the number of Eligible Units that are Common Units or Incentive Units held by such Member, to

(y) the aggregate number of Eligible Units that are Common Units or Incentive Units held by all the Members

“Percentage Interest” shall mean, for any Member, at any time of determination, the number of Units held by the Member divided by the number of Units held by all of the Members, expressed as a percentage.

“Permitted Transfer” shall have the meaning ascribed to it in Section 11.1(b).

“Person” shall mean a natural person or any partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity or any other entity, in each case, whether domestic or foreign.

“Preceding Year” shall have the meaning ascribed to it in Section 12.3(g).

“Product” means any product or service owned, licensed or sold (directly or indirectly) by the Company or any Subsidiary of the Company.

“Profit” and “Loss” shall mean, for each Fiscal Period, an amount equal to the Company’s U.S. federal taxable income or loss, respectively, under Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 702(a) of the Code), with the following adjustments:

(i) any income of the Company exempt from U.S. federal income tax and not otherwise taken into account in computing taxable income or loss will be added to such taxable income or loss;

(ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury

Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing taxable income or loss will be subtracted from such taxable income or loss;

(iii) in the event the Carrying Value of any Company asset is adjusted in accordance with the definition of Carrying Value, the amount of such adjustment will be taken into account as gain or loss from the disposition of such asset;

(iv) gain or loss resulting from any Disposition of any asset of the Company with respect to which gain or loss is recognized for U.S. federal income tax purposes will be computed by reference to the Carrying Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Carrying Value;

(v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there will be taken into account Depreciation for such Fiscal Period;

(vi) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734 of the Code is required pursuant to Treasury Regulations Section 1.704- 1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of Units, the amount of such adjustment shall be treated either as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases the basis of the asset) from the disposition of the asset;

(vii) any fees and other expenses incurred by the Company to promote the sale of (or to sell) a Unit that can neither be deducted nor amortized under Section 709 of the Code will be treated as an item of deduction; and

(viii) excluding any items specially allocated under any provision of this Agreement.

“Proposed Rules” shall have the meaning ascribed to it in Section 7.2(c).

“Public Offering” shall mean an underwritten public offering and sale of equity securities in the Company pursuant to an effective registration statement under the Securities Act; provided, that a Public Offering shall not include an offering made in connection with (i) a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form or (ii) an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

“Recapitalization” shall have the meaning ascribed to it in the Recitals.

“Related Person” shall have the meaning set forth in Section 4.13.

“Registrable Securities” shall mean (i) Common Units and (ii) any other equity securities of the Company (including securities of a corporation issued pursuant to Section 11.6) issued as a dividend or other distribution with respect to or in exchange for or in replacement of the securities referenced in (i) above.

“Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the selling Members, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration and the compensation of regular employees of the Company (which shall be paid in any event by the Company), but shall not include Selling Expenses.

“Registration Rights Agreement” shall have the meaning ascribed to it in Section 11.6.

“Related Documents” shall mean the Incentive Unit Agreements.

“Revaluation Event” shall mean each of the following events: (i) the contribution of money or other property (other than a de minimis amount) by any Person, including an existing Member, to the capital of the Company as consideration for Units; (ii) the issuance of Units (other than a de minimis amount) as consideration for the provision of services to or for the benefit of the Company by any Person, including an existing Member, or by a new Member acting in a member capacity or in anticipation of becoming a member; (iii) the distribution of money or other property (other than a de minimis amount) by the Company to a retiring or continuing Member as consideration for Units; (iv) the liquidation of the Company; or (v) such other times as the Board reasonably determines necessary or advisable in order to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and, in the case of (v), to the extent not inconsistent with relevant provisions of applicable law, regulations, administrative rulings, and judicial decisions.

“Safe Harbor Election” shall have the meaning ascribed to it in Section 7.2(c).

“Sale of the Company” shall mean the sale of the Company (or any successor thereto), including in one or more series of related transactions to a bona fide purchaser or purchasers on arms length terms, pursuant to which such purchaser or purchasers acquire, directly or indirectly, through one or more intermediaries, (i) equity securities of the Company constituting a majority of the Common Units (whether by merger, consolidation, sale or transfer of the Company’s outstanding interests or Units) or (ii) a substantial portion of the assets of the Company and its Subsidiaries on a consolidated basis.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Member (other than the fees and disbursements of one special counsel to the Members included in Registration Expenses).

“SRAM International” shall mean SRAM International Holdings, Inc., a Delaware corporation.

“SRAM-SP2” shall have the meaning ascribed to it in the Recitals

“Stan Day Affiliates” means (a) during the life of Stan Day (i) Stan Day and his spouse, former spouse and lineal descendants and (ii) any trust, corporation, limited liability company or partnership controlled, directly or indirectly, by Stan Day, his spouse, former spouse or lineal descendants and (b) after Stan Day’s life, (i) his spouse, former spouse, and the heirs and lineal descendants of Stan Day, (ii) any executors, administrators, testamentary trustees, legatees or beneficiaries in respect of Stan Day or Stan Day’s estate, and (iii) any entity described in clause (a)(ii) of this definition.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director, general partner or similar controlling Person of such limited liability company, partnership, association or other business entity.

“Tax Distribution” shall have the meaning ascribed to it in Section 10.1(a).

“Tax Matters Partner” shall have the meaning ascribed to it in Section 13.2(a).

“Taxable Year” shall mean the taxable year of the Company, which shall end on December 31 of each year; provided, that, in the case of the Company’s final Taxable Year, such Taxable Year shall end on the date on which the winding up of the Company is completed.

“TCP SRAM Holdings” shall have the meaning ascribed to it in the Recitals.

“Transfer” shall have the meaning ascribed to it in Section 11.1(a).

“Treasury Regulations” shall mean the regulations promulgated by the United States Treasury Department under the Code, as amended from time to time.

“Unit” shall mean, with respect to a Member, any unit of interest in the Company issued to any Member pursuant to this Agreement, representing, subject to the terms of any such unit, such Member’s ownership interest and rights as a Member in the Company, including the Member’s right to a share of the Profit and Loss (or items thereof) of the Company, its right to Distributions and to a share of the assets of the Company on liquidation and its right to participate in the management of the business and affairs of the Company, including the right, to the extent a Unit is a Common Unit, to vote on, consent to or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement or the Act.

“Unit Equivalents” shall mean securities convertible into or exchangeable for Units.

“Unrealized Gain” shall mean, with respect to any property of the Company as of the date of determination, the excess of the Fair Market Value of that property as of that date of determination over the Carrying Value of that property as of that date of determination.

“Unrealized Loss” shall mean, with respect to any property of the Company as of the date of determination, the excess of the Carrying Value of that property as of that date of determination over the Fair Market Value of that property as of that date of determination.

“Unvested Incentive Unit” means any Incentive Unit that is not a Vested Incentive Unit.

“Vested Incentive Unit” means any Incentive Unit that has vested pursuant to the terms and conditions of the Incentive Unit Agreement or other document pursuant to which such Incentive Unit was acquired by the initial holder thereof or any other document governing the vesting of such Incentive Unit.

Other capitalized terms defined elsewhere in this Agreement shall have the meanings so given them.

1.2 Form of Pronouns; Number; Construction. Unless the context otherwise requires, as used in this Agreement, the singular number includes the plural and the plural number may include the singular. The use of any gender shall be applicable to all genders. Unless otherwise specified, references to Articles, Sections or subsections are to the Articles, Sections and subsections in this Agreement. Unless the context otherwise requires, the term “including” shall mean “including, without limitation.”

ARTICLE 2

THE COMPANY

2.1 Formation. The Company was formed as a limited liability company upon the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on September 22, 2008 under and pursuant to the provisions of the Act, and the Members agree to continue the Company in existence upon the terms and conditions set forth in this Agreement. The Certificate may be restated by the Company as provided in the Act or amended by the Company with respect to the address of the registered office of the Company in Delaware or the name and address of its registered agent in Delaware. Other additions to or amendments of the Certificate shall be authorized as provided in Section 2.5. The Certificate of Formation, as so amended from time to time, is referred to herein as the “Certificate.” Any Member who so requests shall have the right to receive from the Company a copy of the Certificate and any amendment thereto.

2.2 Name. The name of the Company is “SRAM Holdings, LLC”, or such other name or names as the Board may from time to time designate; provided, that the name shall always contain the words “Limited Liability Company” or “LLC.”

2.3 Purpose of the Company. The Company is organized for any lawful business, purpose or activity that may be conducted by a limited liability company under the Act. The Company shall have any and all powers that are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act. The Company shall carry out the foregoing activities pursuant to the arrangements set forth in this Agreement.

2.4 Term. The term of the Company shall be perpetual from the date of filing of the Certificate with the Secretary of State of the State of Delaware, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

2.5 Filings.

(a) The Board shall take any and all actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Delaware, including the preparation and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by law.

(b) The Board shall cause to be taken all actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

2.6 No State Law Partnership. The Members intend that the Company shall not constitute or be treated as a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member, for any purpose other than U.S. federal income tax and, if applicable, state and local income tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for U.S. federal income tax purposes, and if applicable, state and local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Members shall not make any election under Treasury Regulations Section 301.7701-3, or any comparable provisions of state or local law, to treat the Company as an entity other than a partnership for U.S. federal, state or local income tax purposes.

2.7 Seal. The Board may adopt a seal of the Company in such form as the Board shall decide.

ARTICLE 3

OFFICES

3.1 Registered Office and Registered Agent. The address of the Company’s initial registered office in Delaware shall be 615 South DuPont Highway, City of Dover, County of Kent, Zip Code 19901, and the name of its initial registered agent at such address shall be National Corporate Research, Ltd.

3.2 Principal Executive Office. The principal office and place of business of the Company initially shall be 1333 N. Kingsbury, 4th Floor, Chicago, Illinois 60622. The Board may change the principal office or place of business of the Company from time to time and may cause the Company to establish other offices or places of business in various jurisdictions and appoint agents for service of process in such jurisdictions.

3.3 Other Offices. The Board may at any time cause the Company to establish other business offices within or without the State of Delaware and appoint agents for service of process in jurisdictions without the State of Delaware.

ARTICLE 4

MEMBERS; LIMITED LIABILITY OF MEMBERS; CLASSES; INTERESTS OF

MEMBERS; CERTIFICATES; VOTING RIGHTS; MEETINGS OF MEMBERS

4.1 Members; Admission of New Members. Each of the parties to this Agreement, and each Person admitted as a Member of the Company pursuant to this Agreement, shall be a Member of the Company until it ceases to be a Member in accordance with the provisions of this Agreement. Subject to the Board’s authority to grant the Authorized Incentive Units, and other than a substituted Member admitted pursuant to Section 11.2, additional Persons may be admitted to the Company as Members (“New Members”) only upon the approval of the Members holding a majority of the outstanding Common Units and upon such terms and conditions as are established by the Board, which may include the establishment of classes or groups of Members having different relative rights, powers and duties, including rights and powers that are superior or inferior to those of existing Members, or the right to vote as a separate class or group on matters specified by amendment of this Agreement; provided, that any New Member shall be admitted as a New Member only upon such New Member’s agreement to be bound by the terms and conditions of this Agreement and execution of a joinder substantially in the form attached hereto as Exhibit A. New Members approved in accordance with the foregoing shall be admitted at the time when all conditions to their admission have been satisfied, as determined by the Board, and Schedules 1 and 2 of this Agreement shall be amended or restated accordingly (which schedules shall be maintained by the Secretary of the Company).

4.2 Limited Liability. The liability of each Member shall be limited as set forth in the Act and other applicable law and, except as expressly set forth in this Agreement or required by law, no Member shall be personally liable for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the Company. Except as required by law, no Member shall have any responsibility to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or to return Distributions made by the Company.

4.3 Nature of Ownership; Agreement Is Binding upon Successors. The Units held by Members constitute their personal property. No Member has any interest in any specific asset or property of the Company. Subject to the provisions of Article 11, in the event of the death or legal disability of any Member, the executor, trustee, administrator, guardian, conservator or other legal representative of such Member shall be bound by the provisions of this Agreement. Subject to the provisions of Article 11, if a Member that is not a natural person is dissolved or terminated, the successor of such Member shall be bound by the provisions of this Agreement.

4.4 Certificates Evidencing Units. The Company may, at the discretion of the Board, issue to any or all Members of the Company certificates signed on behalf of the Board by its officers, representing the Units held by such Member, which signatures may be facsimiles. If a certificate is worn out or lost, it may be renewed on production of the worn out certificate or on satisfactory proof of its loss, together with such indemnity as may be reasonably required by the Board. Any certificate for Units shall be imprinted with legends substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS CONTAINED IN THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF ISSUER OF SUCH SECURITIES (THE “COMPANY”). A COPY OF SUCH LIMITED LIABILITY COMPANY AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

4.5 Voting Rights.

(a) Except as specifically provided herein or otherwise required by applicable law, (i) each Common Unit shall carry the right to one (1) vote on all matters to be voted on by the Members of the Company and (ii) the Incentive Units shall be non-voting Units and shall not entitle the holders thereof to vote on any matters to be voted on by the Members of the Company. When a quorum is present, the affirmative vote of the majority of Common Units voting together as a single class held by Members (whether present in person or represented by proxy) entitled to vote on the matter shall be the act of the Members, unless the subject matter is one upon which by express provision of the Act or this Agreement requires the consent (i) of a greater majority or (ii) of a specific Member or Members in which two cases such express provision shall govern and control the decision of such question.

(b) Only Persons who are listed as being Members holding Common Units on the records of the Company on the record date as provided in Section 4.11 shall be entitled to receive notice of and to vote at such meeting, and such day shall be the record date for such meeting. Any Member entitled to vote on any matter may cast part of its votes in favor of the proposal and refrain from exercising the remaining votes or vote against the proposal (other than for election or removal of a Manager in accordance with the terms of this Agreement), but if the Member fails to specify the Units that such Member is voting affirmatively, it will be conclusively presumed that the Member’s approving vote is with respect to all votes that such Member is entitled to cast. Such vote may be by voice or by ballot; provided, that all votes for election or removal of a Manager in accordance with the terms of this Agreement must be by ballot upon demand made by a Member at any meeting at which such election or removal is to be considered and before the voting begins.

(c) Without limiting the preceding provisions of this Section 4.5, no Person shall be entitled to exercise any voting rights as a Member until such Person:

(i) shall have been admitted as a Member, and

(ii) shall have made in full any Capital Contribution required of such Person.

(d) Members who are not holders of Common Units shall have no right to consent to or vote on any matter under this Agreement or under the Act.

(e) Except as otherwise expressly provided in this Agreement, Members (in their capacities as such) shall not participate in the control or management of the business of the Company.

4.6 Place of Meetings. All meetings of the Members shall be held at any place within or without the State of Delaware which may be designated by the Board. In the absence of such designation, Members’ meetings shall be held at the principal executive office of the Company. Notwithstanding the foregoing, the Board or those Members entitled to call a meeting of the Members may request that any such meeting be held by telephonic conference call.

4.7 Meetings of Members. Meetings of the Members for the purpose of taking any action permitted to be taken by the Members may be called by the Board, by Members entitled to cast not less than a majority of Common Units at the meeting. Upon request in writing that a meeting of Members be called for any proper purpose upon which Members are entitled to vote hereunder, the Board forthwith shall cause notice to be given to the Members entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than five (5) nor more than sixty (60) days after receipt of the request. Except in special cases where other express provision is made by statute, written notice of such meetings shall be given to each Member entitled to vote not less than five (5) business days nor more than sixty (60) days before the meeting. Such notices shall state:

(a) either the place of such meeting or that such meeting is telephonic and the date and hour of the meeting; and

(b) those matters that the Board or Members, at the time of the mailing of the notice, intend to present for action by the Members.

4.8 Quorum. The presence at any meeting in person (including by telephone, if applicable) or by proxy of Members holding not less than a majority of the Common Units entitled to vote at such meeting shall constitute a quorum for the transaction of business. If, however, such quorum will not be present at any meeting of the Members, the Members entitled to vote at such meeting will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until Members representing a quorum are present or represented.

4.9 Waiver of Notice. The actions of any meeting of Members, however called and noticed, and wherever held, shall be as valid as if taken at a meeting duly held after regular call and notice, if a quorum be present either in person (including by telephone, if applicable) or by proxy, and if, either before or after the meeting, each Person entitled to vote, present in person (including by telephone, if applicable) or by proxy, signs (including by facsimile) a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof. The waiver of notice, consent or approval need not specify either the business to be transacted or the purpose of any regular or special meeting of Members. All such waivers, consents or approvals shall be filed with the Company’s records and made a part of the minutes of the meeting. Attendance of a Member at a meeting (including by telephone, if applicable) shall also constitute a waiver of notice of and presence at such meeting, except when the Member objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice but not so included, if such objection is expressly made at the meeting.

4.10 Action by Members Without a Meeting. Any action which, under any provision of the Act or the Certificate or this Agreement, may be taken at a meeting of the Members, may be taken without a meeting, and without notice, if a consent in writing, setting forth the action so taken, is signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. All such consents shall be filed with the Board and shall be maintained in the Company’s records; provided, that a copy of any such consent is provided to each Member entitled to vote with respect to such matter no less than three (3) business days prior to its effectiveness.

4.11 Record Date. The Board may fix a time in the future as a record date for the determination of the Members entitled to notice of and to vote at any meeting of Members to receive any report and to receive distributions. The record date so fixed shall be not more than sixty (60) days nor less than fifteen (15) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only Members of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a distribution or to exercise the rights, as the case may be, notwithstanding any transfer of any interests on the books of the Company after the record date, except as otherwise provided by the Act or in the Certificate or this Agreement. If the Board does not so fix a record date for determining Members entitled to notice of or to vote at a meeting of Members, the record date shall be deemed to be at the close of business on the business day immediately preceding the day on which notice is given or, if notice is waived, at the close of business on the business day immediately preceding the day on which the meeting is held.

4.12 Members Are Not Agents. Pursuant to Article 5, the management of the Company is vested in the Board. The Members shall have no power to manage or participate in the management of the Company, or bind or act on behalf of the Company in any way, except as expressly authorized by the Act, this Agreement or the Certificate. No Member, acting solely in the capacity of a Member, is an agent of the Company nor does any Member, unless expressly and duly authorized in writing to do so by the Board, have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.

4.13 Transactions of Members with the Company. Subject to any limitations set forth in this Agreement and with approval of the Board, a Member, its, his or her Family Group, Affiliates or any of their respective shareholders, partners, employees or direct or indirect members (each, a “Related Person”) may lend money to and transact other business with the Company. Any such transaction shall be carried out on an arm’s length basis unless otherwise approved by the Members holding a majority of the Common Units. A Related Person shall have the same rights and obligations with respect thereto as a Person that is not a Related Person.

4.14 Loans by Members to the Company. Subject to any limitations set forth in this Agreement, funds required by the Company may be financed through borrowings from the Members or their Affiliates or from commercial lending sources, as the Board and the lending party may agree from time to time, at prevailing market rates and upon customary terms and conditions for such loans. No Member shall be obligated to lend money to the Company. Any loan by a Member to the Company shall be separately entered on the books of the Company as a loan to the Company and not as a Capital Contribution and shall bear interest at such rate as may be agreed upon by the Company and the lending Member.

ARTICLE 5

MANAGEMENT OF THE COMPANY

5.1 Board; Designation and Powers of the Board.

(a) Subject to the provisions of the Act and any limitations in the Certificate and this Agreement as to action required to be authorized or approved by the Members, the business and affairs of the Company shall be managed and all of its powers shall be exercised by or under the direction of the Board. All actions, decisions, consents, determinations and elections made or taken by the Board in accordance with this Article 5 shall be binding on all of the Members. Except as otherwise expressly provided in this Agreement, the Members shall not participate in the management or control of the business and affairs of the Company, and shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company. The Board shall be comprised of five (5) natural persons (each, a “Manager”), which number may be increased or decreased from time to time upon a resolution of the Board and the consent of the Members holding a majority of the outstanding Common Units.

(b) Each Member shall vote all of his or its Common Units and all other voting securities of the Company over which such Member has voting control, and shall take all other necessary or desirable actions within such Member’s control (whether in such Member’s capacity as a holder of Units, Member, Manager, director, member of a board committee or officer of the Company or otherwise, and including attendance in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company and its Subsidiaries shall take all necessary or desirable actions within their control (including, without limitation, calling special board and Member meetings), so that the provisions of Section 5.1(a) are effected and that:

(i) The following persons will be elected to the board:

(A) three (3) representatives shall be designated by the Members holding a majority of the Common Units; and

(B) two (2) representatives shall be designated by the Stan Day Affiliates; provided, however, that if the Stan Day Affiliates cease to directly or indirectly hold 5% of the total Units, all Managers shall be designated by the Members holding a majority of the Common Units.

(ii) Any Manager required to be elected as described in Section 5.1(b)(i) shall be removed from the Board (with or without cause) at the written request of the Person or Persons that have the right to designate such Manager under Section 5.1(b)(i), but only upon such written request and under no other circumstances.

(iii) In the event that any Manager required to be elected as described in Section 5.1(b)(i) ceases to serve as a Manager or a member of any committee thereof during such representative’s term of office, the resulting vacancy on the Board or such committee shall be filled by a representative designated by the Persons that have the right to designate such Manager under Section 5.1(b)(i). If the Persons having the right to designate such Manager under Section 5.1(b)(i) fail to so designate another Manager, then such Manager’s position shall remain vacant until such time as the Persons entitled to elect such Manager elect to fill such vacancy.

(c) The Board may elect one Manager as Chairman of the Board to conduct meetings of the Board and oversee the administration of the Board.

(d) Decisions of the Board shall be made in accordance with the voting procedures set forth in Section 5.2. In addition to the powers and authorities expressly conferred by this Agreement upon the Board, except with respect to certain responsibilities assigned to the Tax Matters Partner, all day-to-day management and operating decisions and determinations relating to the operations of the Company in the ordinary course of business shall be made by the Board or the officers appointed pursuant to Section 5.13. Without prejudice to such general powers, it is hereby expressly declared that the Board shall have the following powers:

(i) to appoint and remove the officers, agents and employees of the Company, prescribe their duties and fix their compensation;

(ii) To borrow money and incur indebtedness on behalf of the Company and to cause to be executed and delivered therefor, in the Company’s name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt in security therefor; including notes and mortgages permitting the lender to enforce a judgment against the Company;

(iii) to issue the Authorized Incentive Units and, subject to compliance with the terms and conditions of any equity incentive plan approved by the Holders of a majority of the Common Units, determine the terms and conditions governing the issuance of Incentive Units;

(iv) to designate committees of the Board of not less than two Managers and to prescribe the manner in which proceedings of such committees shall be conducted;

(v) to acquire real and personal property, arrange financing and enter into contracts;

(vi) to file, prosecute, defend or settle litigation, administrative or regulatory proceedings or alternate dispute resolution proceedings;

(vii) to make all other arrangements and do all things which are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company;

(viii) to retain and change the Accounting Firm, if any;

(ix) to approve all operating and capital expenditure budgets and annual business plans;

(x) to authorize a Sale of the Company or an IPO;

(xi) to appoint a Chairman of the Board from among the Managers; and

(xii) to direct officers of the Company to do any of the foregoing.

5.2 Board Voting. Each Manager present at any meeting of the Board (whether in person, telephonically or otherwise) or each Manager signing any written resolution or consent of the Board or authorizing any other action of the Board shall have the right to exercise one (1) vote in the aggregate at any such meeting or in respect of such resolution, consent or action. Except as otherwise stated in this Agreement, decisions of the Board shall be made by a majority of the votes cast.

5.3 Current Managers. The names and addresses of the Managers appointed to the Board from and after the Effective Date until removal, replacement, resignation or otherwise pursuant to this Article 5, and the Chairman of the Board, are as set forth in Schedule 4.

5.4 Agency Authority of Managers. With the prior consent of the Board (which may be in the form of a blanket authorization), any Manager or officer of the Company may sign contracts on behalf of the Company and endorse checks, drafts and other evidences of indebtedness made payable to the order of the Company.

5.5 Limited Liability. Except as expressly set forth in this Agreement or required by law, no Manager shall be personally liable for any debt, obligation, or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Manager of the Company.

5.6 Resignations. Any Manager may resign effective upon giving written notice to the Board, which notice shall be effective upon delivery, unless the notice specifies a later time for the effectiveness of such resignation. A successor to such Manager shall be designated by the Member(s) that designated the resigning Manager.

5.7 Compensation of Managers. Managers who are not employees of the Company or any of its Subsidiaries shall be entitled to such other compensation for their services as Managers as the Board shall approve. Managers who are not employees of the Company shall be reimbursed by the Company for all reasonable out-of-pocket expenses incurred by them in their capacity as a Manager of the Company, in accordance with the Company’s standard reimbursement policies, including expenses incurred in connection with attendance at meetings of the Board or its committees or other Company events which a Manager attends at the request of Company management.

5.8 Managers May Engage in Other Activities. Subject to the terms of any employment or consulting agreement between any Manager and the Company, Managers who are not employees of the Company or any of its Subsidiaries are not obligated to devote all of their time or business efforts to the affairs of the Company; provided that the Managers shall devote such time, effort and skill as is necessary for the proper operation of the Company and the Business and provided, further, that no Manager who is an employee of the Company or any of its Subsidiaries, while serving as a Manager of the Company, may in any manner compete with the Company or the Business except in their capacity as an officer, director or employee of any Subsidiary of the Company (provided that ownership of two percent (2%) or less of any entity whose securities have been registered under the Securities Act or Section 12 of the Exchange Act shall not be deemed to violate this Section 5.8). Subject to the foregoing, the Managers may have other business interests and may engage in other activities in addition to those related to the Company. Neither the Company nor any Member shall have the right, by virtue of this Agreement, to share or participate in such other investments or activities of any Manager or to the income derived therefrom.

5.9 Transactions of Managers with the Company. Subject to the approval of the Board and the Members holding a majority of the Common Units, a Manager, directly or through his or her Affiliate, may lend money to and transact other business with the Company. Such Manager has the same rights and obligations with respect thereto as a Person who is not a Member or Manager.

5.10 Liability for Certain Acts. Except as set forth in Section 5.11 below, the Managers shall exercise their business judgment in managing the business operations and affairs of the Company. Unless fraud, deceit, gross negligence, willful misconduct or embezzlement shall be proven by a court of competent jurisdiction, after exhaustion of all appeals therefrom, the Managers shall not be liable or obligated to the Members for any mistake of fact or judgment or for the doing of any act or for the failure to do any act by the Managers in conducting the business operations and affairs of the Company. The Managers do not, in any way, guarantee the return of any Member’s Capital Contribution or a profit for the Members from the operation of the Company. The Managers are not responsible to any Member for the loss of his, her or its investment in the Company or a loss in operations of the Company unless the result shall have been a result of fraud, deceit, gross negligence, willful misconduct or embezzlement by such Managers. The Managers shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture.

5.11 Waiver of Fiduciary Duties; Corporate Opportunities. To the full extent permitted by the Delaware Limited Liability Company Act, all Members and Managers hereby waive any and all fiduciary duties that, absent such waiver, may be implied by law or equity.

5.12 Third Party Reliance. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Board as set forth herein. Any Person dealing with the Company may rely upon a certificate or resolution signed by the entire Board, as to:

(a) the identity of any Manager or officer of the Company;

(b) the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by any Managers, which is in any manner germane to the affairs of the Company;

(c) the persons who are authorized to execute and deliver any instrument or document on behalf of the Company;

(d) any act or failure to act by the Company; or

(e) any other matter whatsoever involving the Company or any Member.

5.13 Officers. The Board may in its discretion determine that the Company shall have officers. The names of the officers of the Company from and after the Effective Date until removal, replacement, resignation or otherwise pursuant to this Article are as set forth in Schedule 3. The following provisions of this Section shall apply with respect to officers:

(a) The officers of the Company may, but need not, include a Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Secretary and Treasurer and other officers appointed by the Board. Any number of offices may be held by the same person. Officers may, but need not, be Managers and/or Members;

(b) each officer of the Company shall be chosen by the Board and shall serve at the pleasure of the Board and may be removed by the Board, with or without cause, subject to applicable contractual obligations;

(c) any vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled by the Board;

(d) the terms and condition of employment and the responsibilities of the officers of the Company shall be fixed from time to time by the Board;

(e) except as required by law, no officer shall be personally liable for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being an officer of the Company; and

(f) nothing contained in this Section 5.13 shall affect or be construed as affecting the terms of any contract of employment between the Company and any officer.

ARTICLE 6

MEETINGS OF THE BOARD

6.1 Place of Meetings. Meetings of the Board shall be held at any place within or without the State of Delaware that has been designated from time to time by the Board. In the absence of such designation, meetings of the Board shall be held at the principal executive office of the Company. Notwithstanding the foregoing, the Board or any Manager entitled to call a meeting of the Board may request that any such meeting be held by telephonic conference call.

6.2 Meetings of the Board.

(a) The Board shall meet from time to time as the Board may determine for the purpose of organization and consideration of any business that may properly be brought before the meeting, but shall meet not less frequently than quarterly.

(b) Meetings of the Board may be called for any purpose or purposes at any time by any of (i) the Chairman of the Board or a majority of the Managers Notice of the time and place of meetings (or whether such meeting shall be telephonic) shall be delivered personally or by telephone to each Manager, or sent by mail, e-mail or facsimile transmission, charges prepaid, addressed to such Manager at his or her address as it appears upon the records of the Company or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the Board are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least ten (10) days prior to the time of the holding of the meeting. In case such notice is sent by facsimile transmission, it shall be transmitted by the person giving the notice by electronic means to the Manager at least three (3) business days prior to the time of the holding of the meeting. In case such notice is delivered personally, by telephone, or by e-mail, as above provided, it shall be so delivered at least two (2) business days prior to the time of the holding of the meeting. Any notice given personally, by telephone, or by e-mail may be communicated to either the Board or to a person at the office of the Company whom the person giving the notice has reason to believe will promptly communicate it to the Board. The Company has the responsibility to deliver to each Manager any notice received by the Company as described in the preceding sentence. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to the Board. The notice need not specify the purpose of the meeting.

6.3 Quorum; Participation in Meetings by Conference Telephone Permitted; Vote Required for Action. Physical or telephonic presence of Manager(s) with the right to exercise a majority of votes in the aggregate at a meeting of the Board constitutes a quorum for the transaction of business. Managers may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can communicate with and hear one another. Every resolution, consent, act or decision done or made by a majority of the votes by Manager(s) present at a meeting of the Board duly held at which a quorum is present shall be regarded as the act of the Board. A meeting of the Board at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Managers, provided, that any action taken is approved by at least the requisite number of Managers of the required quorum for such meeting. Manager(s) who have the right to exercise a majority of the votes present may adjourn any meeting of the Board to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place (other than adjournments until the time fixed for the next regular meeting of the Board, as to which no notice is required) shall be given prior to the time of the adjourned meeting to the Managers who were not present at the time of the adjournment.

6.4 Waiver of Notice; Consent to Meeting. Notice of a meeting of the Board need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Manager. All such waivers, consents and approvals shall be filed with the Company’s records and made a part of the minutes of the meeting.

6.5 Unanimous Action by Board Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by every then-acting Manager of the Company. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

ARTICLE 7

UNITS; PERCENTAGE INTERESTS

7.1 Units.

(a) The Members’ interests in the Company are divided into and represented by the Units, each having the rights and obligations specified in this Agreement, as it may be amended from time to time. The Secretary of the Company shall maintain schedules that set forth the identity of the Members from time to time, their respective mailing addresses and the Units held by them.

(b) Effective upon consummation of the Recapitalization and the execution and adoption of this Agreement, all outstanding “Class A Units” and “Class B Units” of the Company, as defined in the 2008 Operating Agreement, shall be converted into and reclassified as “Common Units.” At such time, each Class B Unit shall be converted into one Common Unit and each Class A Unit shall be converted into such number of Common Units having an equivalent Fair Market Value as determined by the Board. The number and class of Units held by each Member holding Common Units after giving effect to the conversion and reclassification is set out in Schedule 2. Incentive Units under the 2008 Operating Agreement shall continue to be classified as Incentive Units for all purposes under this Agreement upon consummation of the

Recapitalization and the aggregate number of outstanding Incentive Units is listed on Schedule 2. Subject to the terms of this Agreement, including, without limitation, Section 11.5, the Board may issue additional Common Units and Incentive Units for such purposes and in exchange for such Capital Contributions as it shall deem necessary or desirable. Subject to the terms of this Agreement, including, without limitation, Section 11.5, the Board may create and issue any other class or classes of Units or other equity interests in the Company for such purposes and in exchange for such consideration as it shall deem necessary or desirable, which Units or other equity interests in the Company may have rights and obligations that are different from, and superior or inferior to, those of the Common Units and Incentive Units.

(c) A Member may own one or more classes of Units. Except as provided herein, the ownership of a Unit of one class shall not affect the rights or obligations of a Member with respect to Units of other classes. Any reference to the holder of a class of Units shall be deemed to refer to such holder only to the extent of the Units of the relevant class held by the Member, unless the context clearly requires otherwise.

(d) Except with the prior approval of the Board and the Members holding a majority of the Common Units, Units of one class may not be converted into or exchanged for Units of any other class.

(e) Any Incentive Unit that is repurchased or cancelled by the Company pursuant to the terms of any Incentive Unit Agreement or otherwise, shall no longer be deemed to be outstanding for any purpose under this Agreement.

(f) Pursuant to the Incentive Unit Agreements and upon approval by the Board, and in accordance with any equity incentive plan approved by the Holders of a majority of the Common Units, the Company may issue Incentive Units (the “Authorized Incentive Units”).

7.2 Incentive Units.

(a) The Company and each Member agree to treat each Incentive Unit granted to an Incentive Member pursuant to the Incentive Unit Agreement as a separate “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343. In accordance with Rev. Proc. 2001-43, 2001-2 CB 191, the Company shall treat each Incentive Member as the owner of its Incentive Units from the date such Incentive Units are granted, and shall file its IRS Form 1065, and issue appropriate Schedules K-1, to such Incentive Member, allocating to such Incentive Member its distributive share of all items of income, gain, loss, deduction and credit associated with such Incentive Units as if they were Vested Incentive Units. Each Incentive Member agrees to take into account such distributive share in computing its U.S. federal income tax liability for the entire period during which it holds such Incentive Units. The Company and each Member agrees not to claim a deduction (as wages, compensation or otherwise) for the fair market value of any Incentive Unit issued to a Incentive Member, either at the time of the grant of the Incentive Unit or at the time the Incentive Unit becomes a Vested Incentive Unit. The undertakings contained in this Section 7.2(a) shall be construed in accordance with Section 4 of Rev. Proc. 2001-43. Each Incentive Member who receives an Unvested Incentive Unit agrees to timely and properly make an election under Section 83(b) of the Code with respect to each

Unvested Incentive Unit received and promptly to provide a copy of such election to the Company. The provisions of this Section 7.2(a) shall apply regardless of whether or not the Incentive Member files an election pursuant to Section 83(b) of the Code with respect to such Incentive Units.

(b) Each Incentive Unit shall have a Distribution Threshold set forth in the Incentive Member’s Incentive Unit Agreement, and the Incentive Member will be eligible to receive Distributions with respect thereto to the extent provided in Section 10.1. “Distribution Threshold” shall mean, with respect to each Incentive Unit, an amount of Distributions specified by the Board at the time of its issuance, which amount shall not be less than the amount of Distributions that would be distributed to the Members under Section 10.1(b) (taking into account any Tax Distributions credited against amounts that otherwise would have been distributed thereunder) if, immediately prior to the issuance of such Incentive Unit, all the assets of the Company were sold for their respective Fair Market Values, the liabilities of the Company were paid in full, and the remaining proceeds were distributed in accordance with Section 10.1. A Member’s Distribution Threshold shall be adjusted automatically to take into account any additional Capital Contributions made to the Company by a Member. The intent of this Section 7.2(b) is to ensure that all Incentive Units issued qualify as “profits interests” under Rev. Proc. 93-27 and Rev. Proc. 2001-43, and this Section 7.2(b) and the other provisions of this Agreement shall be interpreted and applied consistently therewith.

(c) The Board may elect to cause the Company to make an election to value any Incentive Units issued by the Company as compensation for services to the Company at liquidation value (the “Safe Harbor Election”), as the same may be permitted pursuant to or in accordance with the finally promulgated successor rules to proposed Treasury Regulations Section 1.83-3(l) and IRS Notice 2005-43 (collectively, the “Proposed Rules”). Upon such election, the Board shall cause the Company to make any allocations of items of income, gain, deduction, loss or credit (including forfeiture allocations and elections as to allocation periods) necessary or appropriate to effectuate and maintain the Safe Harbor Election.

(d) Any such Safe Harbor Election shall be binding on the Company and on all of the Members with respect to all transfers of Incentive Units thereafter made by the Company while a Safe Harbor Election is in effect. A Safe Harbor Election once made may be revoked by the Board as permitted by the Proposed Rules or any applicable rule.

(e) Each Member (including each Incentive Member to whom an Incentive Unit is granted in connection with the performance of services), by signing this Agreement (or a counterpart hereto), hereby agrees to comply with all requirements of the Safe Harbor Election with respect to all Incentive Units granted while the Safe Harbor Election remains effective.

(f) The Board shall file or cause the Company to file all returns, reports and other documentation as may be required to perfect and maintain the Safe Harbor Election with respect to grants of Incentive Units covered by such Safe Harbor Election.

(g) The Board is hereby authorized and empowered, without further vote or action of the Members, to amend this Agreement as necessary to comply with the Proposed Rules or any rule, in order to provide for a Safe Harbor Election and the ability to maintain or revoke the same, and shall have the authority to execute any such amendment by and on behalf of each Member. Any undertakings by the Members necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and to the extent so reflected shall be binding on each Member, respectively.

(h) Each Member agrees to cooperate with the Board to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the Board.

(i) Without limitation of any other provision herein, no disposition of any Incentive Units in the Company by a Member shall be effective unless prior to such disposition, the transferee, assignee or intended recipient of such Unit shall have agreed in writing to be bound by the provisions of this Section 7.2, in form satisfactory to the Board.

7.3 Percentage Interests. The Percentage Interests of the Members holding Common Units, and Members holding Incentive Units in the aggregate, as of the Effective Date, are set out in Schedule 2 (which schedule shall be maintained by the Secretary of the Company). Schedule 2 shall be amended from time to time upon the issuance or redemption of Units in accordance with this Agreement to reflect modifications to the Percentage Interests of the Members.

ARTICLE 8

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

8.1 Capital Contributions. Except as otherwise provided in this Agreement, no Member shall have any right to withdraw any portion of its Capital Contributions or Capital Account or to receive any particular asset in liquidation of the Company or otherwise.

8.2 Additional Capital Contributions.

(a) Except as otherwise provided herein, no Member shall be required to make any additional Capital Contributions to the Company.

(b) Subject to the provisions in this Agreement, the Board may permit Members to make additional Capital Contributions in cash or in property. Upon the making of an additional Capital Contribution by an existing Member, or upon the admission of a new Member in accordance with this Agreement and the Act, such Member or Members shall acquire such number and class of Units or other equity interests in the Company as the Board shall determine to be consistent with such contribution and shall receive a credit to its Capital Account for such additional Capital Contribution.

(c) Subject to the provisions in this Agreement, the Board may issue new Units in, and admit new Members to, the Company for such consideration as it determines, and the Fair Market Value of such consideration shall be deemed to be the new Member’s initial Capital Contribution to the Company.

8.3 Capital Accounts.

(a) A separate capital account (“Capital Account”) shall be established for each Member and shall be maintained in all respects in accordance with Section 704 of the Code and the Treasury Regulations, including Treasury Regulations Section 1.704-1(b) promulgated thereunder. Without limiting the foregoing, a Member’s Capital Account shall be increased by (i) the amount of the Capital Contributions made by such Member to the Company and (ii) allocations of Profit and other items of income or gain to such Member under this Agreement, and shall be reduced by (iii) the amount of the Distributions (not including any guaranteed payment under Section 707(c) of the Code) made to such Member by the Company and (iv) allocations of Loss and other items of deduction or loss to such Member under this Agreement.

(b) Except as may be required by the Act or any other applicable law, no Member shall be required to restore or pay to the Company or to any other Member any deficit or negative balance that may exist in such Member’s Capital Account, whether upon liquidation of the Company or otherwise.

ARTICLE 9

ALLOCATION OF PROFITS AND LOSSES

9.1 Capital Account Allocations. Except as otherwise required by Section 9.2, Profit and Loss of the Company shall be allocated to the Members as of the close of business on the last day of any Fiscal Period in a manner that, after taking into account all Capital Contributions and Distributions during such Fiscal Period, causes, to the extent possible, the Capital Account balances of each Member to equal the amount such Member would receive as a distribution if all assets of the Company as of such date were sold for cash equal to their Carrying Values (assuming for this purpose only that the Carrying Value of an asset that secures a nonrecourse liability for purposes of Treasury Regulations Section 1.1001-2 is no less than the amount of such liability that is allocated to such asset in accordance with Treasury Regulations Section 1.704-2(d)(2)), all the Company’s liabilities were satisfied to the extent required by their terms and the net proceeds were distributed pursuant to Section 10.1(b), reduced by such Member’s share of Company Minimum Gain, as determined pursuant to Treasury Regulations Section 1.704-2(g) and Member Minimum Gain, as determined pursuant to Treasury Regulations Section 1.704-2(i)(5), in each case, as of the end of such Fiscal Period.

9.2 Regulatory Allocations. Notwithstanding Section 9.1, the following special allocations shall be made in the following order and priority:

(a) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Period, each Member shall be specially allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in proportion to, and to the extent of, an amount equal to such Member’s share of the net decrease in Company Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be so allocated to each Member pursuant thereto. The items to be allocated will be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 9.2(a) is intended to comply with the “minimum gain chargeback requirement” in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. If there is a net decrease in Member Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Period, determined in accordance with Treasury Regulations Section 1.704-2(i)(3), then, except as provided in Treasury Regulations Section 1.704-2(i)(4), each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be allocated items of income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be so allocated to each Member pursuant thereto. The items to be allocated will be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 9.2(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d)(4), (5) or (6), such Member shall be specially allocated items of income and gain (consisting of a pro rata portion of each item of income and gain) in an amount and in the manner sufficient to eliminate any deficit in such Member’s Adjusted Capital Account as quickly as possible; provided, that an allocation pursuant to this Section 9.2(c) shall be made only if and to the extent that such Member would have a deficit in such Member’s Adjusted Capital Account after all other allocations provided in this Article 9 have been tentatively made as if this Section 9.2(c) were not a part of this Agreement. This Section 9.2(c) is intended to be a “qualified income offset” as that term is used in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(e) Nonrecourse Deductions. Nonrecourse Deductions for each Fiscal Period shall be allocated among the Members in proportion to their respective Participating Distribution Ratios.

(f) Grant and Forfeiture of Compensatory Units. Upon the grant and forfeiture of a Compensatory Unit, the Company’s items of income, gain, loss and deduction, including any Unrealized Gain and Unrealized Loss, shall be allocated among the Members and the Capital Accounts of the Member shall be adjusted as provided in the Compensatory Interest Regulations.

9.3 Tax Allocations.

(a) Except as otherwise provided in this Section 9.3, the Company shall allocate each item of income, gain, loss, deduction and credit, as determined for U.S. federal income tax purposes, in the same manner as such item was allocated for purposes of maintaining the Members’ Capital Accounts.

(b) The Company, for U.S. federal income tax purposes, shall allocate items of income, gain, loss, depreciation, cost recovery and amortization deductions attributable to any Capital Contribution with a Built-In Gain or Built-In Loss pursuant to Section 704(c) of the Code using any method permissible under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, as determined by the Board. Similar allocations shall be made in the event that the Carrying Value of Company properties subject to depreciation, cost recovery or amortization are adjusted pursuant to the definition of Carrying Value upon the issuance of Units in the Company. If an existing Member acquires additional Units, such allocations shall apply only to the extent of its additional Units. No allocation under Section 704(c) of the Code shall be charged or credited to a Member’s Capital Account.

(c) To the extent contemplated by the Compensatory Interest Regulations, the Company, for U.S. federal income tax purposes, shall specially allocate items of income, gain, loss, deduction and credit among the Members.

9.4 Other Allocation Rules.

(a) Notwithstanding the foregoing, if during any Fiscal Period there is a change in any Member’s Percentage Interest or Participating Distribution Ratio, as a result of the transfer of Units, the admission of a new Member or otherwise, the Members agree that their allocable shares of Profit and Loss, and each item thereof, for the Fiscal Period shall be determined under any method determined by the Board to be permissible under Section 706 of the Code and the Treasury Regulations thereunder to take into account such Member’s varying interests.

(b) The Members are aware of the income tax consequences of the allocations made by this Article 9 and hereby agree to be bound by the provisions of this Article 9 in reporting their shares of the Company’s income and loss for income tax purposes, except to the extent otherwise required by law.

ARTICLE 10

DISTRIBUTIONS

10.1 Distributions.

(a) Tax Distributions. Notwithstanding Section 10.1(b), to the extent a Member receives or is estimated to receive allocations of net taxable income and gain (including, without limitation, allocations of income pursuant to Section 9.3(b)) for a Fiscal Period (or a portion thereof) that when added to the net taxable income and gain from all prior Fiscal Periods exceeds net taxable deductions and losses previously allocated to such Member in all prior Fiscal Periods (“Excess Income”), but has not otherwise received aggregate corresponding Distributions of Net Cash Flow pursuant to Section 10.1 (taking into account all prior Distributions, including, without limitation, Distributions in previous Fiscal Periods and

Distributions pursuant to this Section 10.1(a)) sufficient to pay (i) the greater of the U.S. federal income tax or U.S. federal alternative minimum income tax, plus (ii) the greater of the state and local income tax or state and local alternative minimum income tax, on such Member’s Excess Income (including any estimate thereof) based on the Assumed Tax Rate (“Distribution Shortfall”), the Company shall distribute to the Members a sufficient amount of Net Cash Flow (limited to the amount thereof) to satisfy such Distribution Shortfall for each Member (“Tax Distribution”). Tax Distributions shall be made quarterly (15 days prior to the due date) in an amount necessary for the payment of U.S. federal estimated or income tax (as applicable) in amounts sufficient to satisfy the U.S. federal, state and local estimated and income tax obligations of the Members (calculated based on the Assumed Tax Rate and the Company’s estimate of the taxable income that will be allocated to such Members for the current Fiscal Period). In the event that Net Cash Flow is insufficient to satisfy the Tax Distribution requirements of this Section 10.1(a) when payable, such deficiency shall be satisfied as soon as Net Cash Flow exists. Any Tax Distribution paid to a Member under this Section 10.1(a) after the Effective Date shall be treated as a preliminary Distribution of future amounts due to such Member under Section 10.1(b)(ii) and any future Distributions due to such Member under Section 10.1(b)(ii) shall be adjusted so that, to the greatest extent possible, aggregate Distributions are according to the Section 10.1(b) priorities. Amounts distributed to satisfy estimated tax payments shall be taken into account in computing subsequent Tax Distributions hereunder.

(b) When the Company elects to makes a Distribution in accordance with the terms of this Agreement, the Company shall make Distributions to the Members, including Distributions in kind pursuant to Section 10.3, in the order and manner set forth in this Section 10.1(b):

(i) to all of the Members in proportion to their respective balances in their Capital Accounts on the Effective Date after giving effect to the Recapitalization until the aggregate cumulative amount of Distributions made pursuant to this Section 10.1(b)(i) equals the aggregate amount of all of the Members’ Capital Accounts on the Effective Date after giving effect to the Recapitalization; and

(ii) to all of the Members in proportion to their respective Participating Distribution Ratios.

10.2 No Right to Receive Certain Distributions. Notwithstanding Section 10.1, if at the time any Distribution is made in respect of any Incentive Unit pursuant to Section 10.1(b) while such Incentive Unit is an Unvested Incentive Unit, then the amount of such Distribution shall be withheld from the holder of such Unvested Incentive Unit until the earlier to occur of (i) the time at which such Unvested Incentive Unit becomes a Vested Incentive Unit, whereupon the amount so withheld shall be promptly paid by the Company to such holder without interest and (ii) the time at which such Unvested Incentive Unit is no longer eligible for vesting, whereupon the amount so withheld shall be distributed to the other Members pursuant to Section 10.1 or retained by the Company and held or used for any purpose, as the Board may direct. Distributions withheld from a holder pursuant to this Section 10.2 will nonetheless be deemed to have been received by such holder for purposes of Section 10.1(b).

10.3 Distributions in Kind. The Board may direct that property of the Company be distributed in kind (pro rata among all Members participating in such distribution based on the amount distributed to such Members pursuant to Section 10.1 in such distribution). When property of the Company is distributed in kind, the Company shall treat such Distribution as a distribution of Net Cash Flow equal to the Fair Market Value of such property (net of any liabilities assumed by the Members or to which such property is subject).

10.4 Payments on Behalf of a Member. All amounts withheld pursuant to the Code or any provision of any state, local or foreign law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts paid or distributed, as the case may be, to the Member with respect to whom such amount was withheld and shall be treated as a preliminary distribution of future amounts of Distributions due to such Member under the provisions of Section 10.1(b) and any future Distributions due to such Member under Section 10.1(b) shall be adjusted so that, to the greatest extent possible, aggregate Distributions are according to the Section 10.1(b) priorities. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Members, and to pay over to any governmental authority any amount required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign law.

ARTICLE 11

TRANSFER OF UNITS

11.1 Transfer of Units.

(a) No Member, shall sell, exchange, transfer, assign, make a gift of, pledge, encumber, hypothecate, alienate or otherwise dispose of (whether directly or indirectly, with or without consideration and whether voluntarily or involuntarily or by operation of law) in whole or in part (each a “Transfer”), his, her or its Units (including, for purpose of this Article 11, all Units then issuable upon conversion or exercise of Unit Equivalents) to any Person (other than the Company), including another Member, except as expressly provided in Sections 11.1(b) and 11.4 (which are subject to Section 11.1(d)). Any Transfer or purported Transfer of any Unit not made in accordance with this Article 11 shall be void ab initio.

(b) Subject always to Sections 11.1(c), 11.1(d) and 11.1(e) and except for any Transfer pursuant to Section 11.4 which shall not be covered by this Section 11.1(b), a Member may Transfer all or a portion of his, her or its Units only with the consent of the Board, not to be unreasonably withheld; provided, that any Transfer permitted by this Section 11.1(b) shall not release the Member or such other Person from his, her or its obligations to the Company without the prior written approval of the Board. Any such Transfer approved by the Board pursuant to this Section 11.1(b) shall be referred to herein as a “Permitted Transfer.”

(c) A Transfer shall not be treated as a Permitted Transfer unless and until the following conditions are satisfied:

(i) Except in the case of an involuntary Transfer of Units or a Transfer of Units by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate to effect such Transfer, including execution of a joinder substantially in the form attached hereto as Exhibit A, agreeing to be bound by the terms and conditions of this Agreement. In the case of an involuntary Transfer of Units or a Transfer of Units by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses (including attorneys’ fees and expenses) that it reasonably incurs in connection with such Transfer;

(ii) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required U.S. federal and state tax returns and other legally required information, statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred interest until it has received such information; and

(iii) Except in the case of an involuntary Transfer of Units or a Transfer of Units by operation of law, either (A) such Transfer and/or Units shall be registered under the Securities Act, and any applicable state securities laws, or (B) such Transfer shall be exempt from all applicable registration requirements and will not violate any applicable laws regulating the Transfer of securities.

(d) Notwithstanding anything to the contrary herein, no Transfer of Units shall be permitted, nor shall any transferee become a beneficial owner of Units pursuant to a Transfer, if such Transfer would cause (i) the Company to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code; (ii) the Company to have more than 100 members (as determined either for purposes of Section 7704 of the Code, including the look- through rule in Treasury Regulations Section 1.7704-1(h)(3), or for purposes of the Investment Company Act of 1940, as amended); (iii) noncompliance by the Company with any applicable law, including any applicable securities laws; or (iv) any effect on the Company’s existence or qualification as a limited liability company under the Act.

(e) Notwithstanding anything to the contrary herein, no Transfer of Units or Transfer of equity interests in any Member (including SRAM-SP2) shall be permitted without the consent of the Members holding a majority of the Common Units, nor shall any transferee become a beneficial owner of Units (or any equity interests in any Member (including SRAM-SP2)) pursuant to such a Transfer, if such Transfer (i) is to a Person that the Board determines in good faith is a competitor engaged in the Business or any aspect or portion thereof, or (ii) is a Transfer of an Unvested Incentive Unit.

(f) Notwithstanding anything to the contrary contained in this Section 11.1 or elsewhere in this Agreement, no transferee in any Permitted Transfer (but excluding transferees that were Members immediately prior to such a Transfer, who automatically shall become Members with respect to any additional Units they so acquire) shall become a Member in respect of the interest so transferred unless such transferee is admitted as a Member pursuant to Section 11.2 below.

(g) Following the Transfer of any Unit permitted under this Section 11.1, the transferee of such Unit (i) shall be treated as having made all of the Capital Contributions made by, and received all of the allocations and Distributions received by, the transferor in respect of such Unit (and other items properly attributable to the Transferred Unit also shall pass to the transferee) and (ii) shall have the rights and obligations of a holder of such Unit so long as such transferee owns such Unit. No transferee of a Unit may further Transfer such interest without complying with the provisions of this Section 11.1.

(h) Subject to the proviso in Section 11.1(b) above, any Member who Transfers all of the Units or other equity securities of the Company owned by it in accordance with this Section 11.1 thereupon will cease to be a Member.

11.2 Admission of Substituted Members. Subject to the other provisions of this Article 11, a transferee of Units may be admitted to the Company as a substituted Member only upon satisfaction of each of the conditions set forth in this Section 11.2:

(a) Members holding a majority of the Common Units consent to such admission, which consent may be given or withheld by any Member in such Member’s sole and absolute discretion; provided, that such consent shall be deemed to be given by each Member with respect to any transfer that satisfies (b) and (c) and, if applicable, (d) below.

(b) The Unit with respect to which the transferee is being admitted was acquired by means of a Permitted Transfer.

(c) The transferee of the Unit shall, by execution of a joinder substantially in the form attached hereto as Exhibit A, agree to be bound by the terms and conditions of this Agreement.

(d) Except in the case of an involuntary Transfer of Units or a Transfer of Units by operation of law, if required by the Board, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Board reasonably deems necessary or appropriate to effect such Transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental authority.

11.3 Rights of Unadmitted Assignees. Any Person that acquires a Unit but that is not admitted as a substituted Member pursuant to Section 11.2 hereof shall be entitled only to allocations and distributions with respect to such Unit in accordance with this Agreement, and shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

11.4 Sale of the Company.

(a) If a Sale of the Company is structured as a direct sale of Units (whether by merger, consolidation, reorganization or otherwise) and is approved by the Board, each Member or other Person owning Units shall consent to and raise no objections (and shall cause each of its Affiliates to so consent and not to raise any objection) to the Sale of the Company, the process pursuant to which the Sale of the Company was arranged or the structure pursuant to which the Sale of the Company is to be consummated. If the Sale of the Company is structured as a merger or consolidation, each Member or other Person owning Units shall (and shall cause each of its Affiliates to) waive any dissenter’s rights, appraisal rights or similar rights in connection with such merger or consolidation. If the Sale of the Company is structured as a direct or indirect sale of Units (whether by merger, consolidation, reorganization or otherwise), each Member or other Person owning Units shall waive (and shall cause each of its Affiliates to waive) all minority shareholders’ statutory rights of dissolution, if any. Without limiting the generality of the foregoing:

(i) If the Sale of the Company is structured as a direct sale of Units (whether by merger, consolidation, reorganization or otherwise), each Member or other Person owning Units shall sell (and shall cause each of its Affiliates to sell) all of his or its Units and rights to acquire Units and all equity securities of any Subsidiary of the Company held by such Member or other Person on the terms and conditions approved by Members holding a majority of the Common Units. Each Member participating in such Sale of the Company (regardless of whether selling Units or interests in the Member) shall receive the same form of consideration and the same portion of the aggregate net consideration as such holder would have received if the Company sold all of its assets, paid all of its liabilities and such aggregate net consideration were distributed by the Company to the Members pursuant to Section 10.1(b), without regard to any tax consequences to any Member as a result hereof

(ii) If the Sale of the Company is structured as a sale of the Company’s assets, each Member or other Person owning Units (A) shall sell (and shall cause each of its Affiliates to sell) all equity securities of any Subsidiary of the Company held by such Member or other Person on the terms and conditions contemplated by the Sale of the Company, and (B) will take (and shall cause each of its Affiliates to take) all actions necessary to cause a liquidation of the Company and each of its Subsidiaries following the consummation of such Sale of the Company.

(b) In addition to and without limiting the generality of the foregoing, in connection with a Sale of the Company, each Member or other Person owning Units will take all other necessary and desirable actions as directed by the Board in connection with the consummation of any Sale of the Company, including:

(i) executing the applicable purchase agreement and other related transaction documents and making (and so long as all of the other Persons participating in such sale are providing the same (or greater) representations, warranties and indemnities on a basis consistent with the percentage and type of security interest being sold), representations, warranties and indemnities regarding such Person’s ownership of Units, including (x) the power and authority of such Person to enter into and consummate such sale and (y) providing the purchaser with good and marketable title to the securities being sold by such Person, free and clear of all liens created by such Person; and

(ii) providing indemnification with respect to the breach of any representations, warranties or covenants regarding the Company (without regard to whether such representations, warranties or covenants are made by the Company itself or any other Person participating in such sale, but only so long as all of the Persons participating in such sale are providing the same (or greater) indemnification) contained in the documents governing such sale on a basis consistent with the percentage and type of security or interest being sold.

(c) In connection with any Sale of the Company, each Member or other Person owning Units and receiving consideration in such Sale of the Company shall pay its pro rata share (based on the proportion of the total consideration received in such Sale of the Company by all Persons participating in such sale) of all expenses incurred by the Company in connection with such Sale of the Company and if any escrow arrangement is required in connection with such Sale of the Company, each Member or other Person shall fund its pro rata share (based on the proportion of the total consideration received in such Sale of the Company by all Persons participating in such sale of such escrow).

(d) If the Company enters into any negotiation or transaction for which Rule 506 promulgated by the SEC (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Member or other Person owning Units that is not an “accredited investor” (within the meaning of Rule 501(a) promulgated by the SEC) will, at the request of the Board appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the SEC) approved by the Board (as the case may be), and such Member or other Person will be responsible for the fees of the purchaser representative so appointed.

11.5 Preemptive Rights.

(a) Subject to subsection (b) below, if the Company proposes to issue any Units or any Unit Equivalents after the date hereof (“Company Offered Units”), then the Company will offer to sell each Member holding Common Units a number of such Company Offered Units so that the Participating Distribution Ratio of such Member holding Common Units immediately after the issuance of such Company Offered Units (and assuming the purchase of such Company Offered Units) would be equal to the Participating Distribution Ratio of such Member holding Common Units immediately prior to such issuance of Company Offered Units.

(b) The Company shall give each Member holding Common Units at least ten (10) days prior written notice of any proposed issuance, which notice shall disclose in reasonable detail the proposed terms (including price per Company Offered Unit) and conditions of such issuance (the “Issuance Notice”). Each Member holding Common Units will be entitled to purchase its share of Company Offered Units as determined above at the same price, on the same terms (including, if more than one type of Company Offered Unit is issued, the same proportionate mix thereof) and at the same time as the Company Offered Units are issued, by delivery of irrevocable written notice to the Company of such election within ten (10) days after delivery of the Issuance Notice (the “Election Notice”). If any Member holding Common Units has elected to purchase any Company Offered Units (an “Electing Member”), the sale of such Company Offered Units shall be consummated as soon as practicable (but in any event within sixty (60) days) after the delivery of the Election Notice; provided, that an Election Notice may be conditioned upon the closing of the sale of all of the Company Offered Units. If any Member holding Common Units has declined to purchase any Company Offered Units (a “Non-Electing Member”), then the Company shall offer to each Electing Member its pro rata portion of the Company Offered Units that the Non-Electing Member has declined to purchase (the “Additional Units”) based on the Percentage Interest of each Electing Member by delivery of a notice indicating the number of Additional Units available for purchase (the “Additional Unit Notice”). If any Electing Member elects to purchase any Additional Units, such purchase shall be consummated as soon as practicable (but in any event within thirty (30) days) after the delivery of the Additional Unit Notice.

(c) The provisions of Section 11.5(a) and (b) shall not apply to any issue or sale of (i) the Authorized Incentive Units, or (ii) Units or Unit Equivalents upon the conversion or exchange of any Units outstanding as of the Effective Date or otherwise issued in conformity with the terms of this Agreement, including pursuant to Section 11.6 below, or in connection with any split, reverse split, recapitalization, reclassification, combination or similar reorganization or other transaction affecting the Units.

11.6 IPO; Changes in Business Form. At any time, upon the approval of the Board, the Company may pursue, initiate and consummate an initial public offering pursuant to which the Company (or an entity created pursuant to clauses (i)-(iii) below) sells shares of its equity securities to the public pursuant to a registration statement under the Securities Act (an “IPO”). The Members acknowledge that the Board may, in furtherance of such an IPO, based upon tax, market and such other conditions as the Board shall deem appropriate at the time, (i) cause the Company to convert into a corporate form or otherwise undergo a recapitalization or reorganization effected by means of a merger or otherwise; (ii) require or effect a Transfer of all of the Units, or assets of the Company, to a corporation to be formed for the purpose of conducting the business of the Company, and in connection with such Transfer cause all the Units of the Company to be converted into or exchanged for shares of common stock of such corporation; and/or (iii) create an “UPCO” structure by causing the formation of an UPCO, having UPCO use some or all of the proceeds of an IPO to purchase some or all Units and causing some or all of the outstanding Units to be convertible into, or exchangeable for, common stock of UPCO; provided, that no holder of Common Units shall be treated disproportionately generally vis a vis other holders of Common Units in connection with such actions set forth in clauses (i)-(iii). In the event such an IPO is initiated, all Members agree, as applicable, to take, and to cause their representative Managers to take, all commercially reasonable actions necessary or desirable to evaluate, pursue, initiate and consummate such IPO in accordance with the direction of the Board, including hiring advisors, conducting analysis, expending funds, entering into agreements, amending this Agreement and converting or exchanging their Units into shares of capital stock as contemplated by clauses (i)-(iii) above. Each Member or other Person owning Units, if applicable, shall consent to and raise no objections (and shall cause each of its Affiliates to so consent and not to raise any objection) to such an IPO. In addition to and without limiting the generality of the foregoing, in connection with such an IPO, each Member or other Person owning Units will take all other necessary and desirable actions as directed by the Board in connection with the consummation of any such IPO, including, without limitation, executing an underwriting agreement and cooperating with the Company in any blue sky or securities law filings. In connection with any such IPO, the Company may enter into a registration rights agreement providing for customary registration rights on the terms, and with such holders of Registrable Securities, as shall be determined by the Board and the Members holding a majority of the Common Units at such time in their discretion, notwithstanding anything set forth in Section 11.7 below (the “Registration Rights Agreement”). For the avoidance of doubt, such Registration Rights Agreement shall replace and supersede the rights set forth in Section 11.7 below in their entirety.

11.7 Registration Rights.

(a) Company Registration.

(i) Company Registration. Subject to Section 11.6 above, if the Company shall determine to conduct a Public Offering (other than an IPO conducted pursuant to Section 11.6), the Company will:

(A) promptly give written notice of the proposed registration to all holders of Registrable Securities; and

(B) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 11.7(a)(ii) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any holder or holders of Registrable Securities received by the Company within twenty (20) days after such written notice from the Company is delivered. Such written request may specify all or a part of such holder’s Registrable Securities.

(ii) Underwriting. The right of any Member to registration pursuant to this Section 11.7(a) shall be conditioned upon such Member’s participation in such underwriting and the inclusion of such Member’s Registrable Securities in the underwriting to the extent provided herein. All Members proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 11.7(a), if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, and (ii) second, to the Members requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Members. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration.

(b) Registration on Form S-3.

(i) Request for Form S-3 Registration. After its IPO, subject to Section 11.6 above, the Company shall use its commercially reasonable efforts to qualify and remain qualified for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 11.7 and subject to the conditions set forth in this Section 11.7(b), if the Company shall receive from a holder or holders of Registrable Securities (the “Initiating Holders”) a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such holder or holders), the Company will take the following actions:

(A) promptly give written notice of the proposed registration to all holders of Registrable Securities; and

(B) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(ii) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 11.7(b):

(A) If the holders of Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $500,000 or

(B) If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(iii) Underwriting. If the holders of Registrable Securities requesting registration under this Section 11.7(b) intend to distribute the Registrable Securities covered by their request by means of an underwriting, the right of any holder of Registrable Securities to include all or any portion of its Registrable Securities in a registration pursuant to this Section 11.7(b) shall be conditioned upon such Member’s participation in an underwriting. If the Company shall request inclusion in any registration pursuant to this Section 11.7(b) of securities being sold for its own account, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company in such underwriting. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders. Notwithstanding any other provision of this Section 11.7(a), if the underwriters advise the Company and the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares that may be so included shall be allocated as follows: (i) first, among all Members requesting to include Registrable Securities based on the pro rata percentage of Registrable Securities held by such Members and (ii) second, to the Company, which the Company may allocate only for its own account. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration.

(c) Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 11.7(a) and (b) shall be borne by the Company (exclusive of underwriting discounts, taxes and commissions); provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 11.7(b) if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities to be registered or because a sufficient number of Members shall have withdrawn so that the minimum offering conditions set forth in Section 11.7(b)(ii) are no longer satisfied (in which case all participating Members shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered); provided further, however, that if at the time of such withdrawal, the Members have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Members at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Members shall not be required to pay any of such expenses. All Selling Expenses relating to securities registered on behalf of the Members shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

(d) Registration Procedures. In the case of each registration effected by the Company pursuant to Section 11.7, the Company will keep each holder of Registrable Securities advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

(i) Keep such registration effective for a period ending on the earlier of the date which is one hundred twenty (120) days from the effective date of the registration statement or such time as the holder or holders have completed the distribution described in the registration statement relating thereto.

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (i) above;

(iii) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a holder from time to time may reasonably request;

(iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(vi) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(vii) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(viii) In connection with any underwritten offering pursuant to a registration statement filed pursuant to this Section 11.7, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of the equity securities; and

(ix) Use its commercially reasonable best efforts to furnish, at the request of any Member requesting registration of Registrable Securities pursuant to this Section 11.7, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 11.7, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (x) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (y) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(e) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the restricted securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(i) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public; and

(ii) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements.

(f) Limitations on Subsequent Registration Rights. From and after the date hereof, except as set forth in Section 11.6 above, the Company shall not, without the prior written consent of Members holding a majority of the Common Units, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder: (a) to demand registration of their securities, or (b) to exercise other registration rights that are pari passu or senior to those granted hereunder.

(g) Indemnification.

(i) To the extent permitted by law, the Company will indemnify and hold harmless each Member, each of its officers, directors, partners, members, stockholders, legal counsel, and accountants and each person controlling such Member within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 11.7, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Member, each of its officers, directors, partners, members, stockholders, legal counsel, and accountants and each person controlling such Member, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action as such expenses are incurred; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Member, any of such Member’s officers, directors, partners, members, stockholders, legal counsel or accountants, any person controlling such Member, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein.

(ii) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the provisions in clause (i) above, the provisions in the underwriting agreement shall control to the extent of such inconsistency.

11.8 No Appraisal Rights. No Member or other Person owning Units shall be entitled to any appraisal rights with respect to such Person’s Units, whether individually or as part of any class or group of holders, in the event of a merger, consolidation or other transaction involving the Company or its securities unless such rights are expressly provided herein or by the agreement of merger, agreement of consolidation or other document effectuating such transaction.

11.9 Further Restrictions as to Certain Members; Company’s Repurchase Option upon Termination of Employment of Incentive Member.

(a) In addition to the restrictions set forth in Section 11.1, no Incentive Member (and, in each case, no Person acquiring such Incentive Member’s Vested Incentive Units in any Permitted Transfer) shall Transfer any interest in any Incentive Units held by such Incentive Member, except that such Incentive Member (and, in each case, any Person acquiring such Incentive Member’s Vested Incentive Units in any Permitted Transfer) may Transfer any such interest in any such Vested Incentive Units held by them (i) pursuant to Section 11.1(b) (ii) pursuant to Section 11.4 and (iii) to the Company.

(b) Upon the termination of employment of any Member or Executive holding Incentive Units, the Company may elect to purchase all or any portion of the Incentive Units held by such Member or Executive (or any Person that has acquired such Incentive Units in any Permitted Transfer) on the terms and conditions set forth in such Member’s or Executive’s Incentive Unit Agreement.

(c) Notwithstanding anything herein to the contrary, all repurchases of Incentive Units shall be subject to applicable restrictions contained in the Act and the Company’s debt financing agreements. In the event that any such restrictions prohibit the repurchase of Incentive Units that the Company is otherwise entitled to make, the Company shall be entitled, by delivery of written notice to the Member(s) holding the applicable Incentive Units given within one hundred eighty (180) days after termination of employment, to defer such rights until all such restrictions have ceased, in which event the provisions of this Section 11.9 shall become effective as though termination of employment occurred on the date of such cessation.

ARTICLE 12

ACCOUNTING; REPORTING TO AND BY MEMBERS

12.1 Books and Records. The books and records of the Company, including the Schedules hereto, shall be kept at the principal offices of the Company. The books and records for any taxable year shall be retained until such taxable year has been closed under U.S. federal and state income tax laws, by the running of the statute of limitations or otherwise. The Company shall, upon reasonable prior notice and during normal business hours, make available to each Member holding Common Units or its representatives or designees, for purposes reasonably related to the interest of that Person as a Member, all properties, assets, books of account, records, contracts and other documents of the Company and any other material reasonably requested by the inspecting Member, for inspection and, in the case of books of account, records, contracts and other documents, copying at the inspecting Member’s cost, and shall use its best efforts to make available to the inspecting Member the accountants, officers and employees of the Company for interviews to verify any information furnished or to enable the inspecting Member otherwise to review the Company and its operations. Without limiting the foregoing, the Company shall provide access to the facilities, systems and books and records of the Company to the extent reasonably considered necessary by the accountants and internal audit departments of the inspecting Member. The Company shall maintain at its principal executive office all of the following:

(a) a current list of the full name and last known business or residence address of each Member set forth in alphabetical order, together with the Capital Contributions, Capital Accounts and number and class of Units of each Member;

(b) a current list of the full name and business or residence address of each Manager;

(c) a copy of the Certificate and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;

(d) copies of the Company’s U.S. federal, state and local income tax or information returns and reports, if any, and any tax returns or reports filed by or on behalf of the Company in any other jurisdiction, for the six (6) most recent taxable years;

(e) a copy of this Agreement and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and

(f) copies of the audited financial statements of the Company, if any.

12.2 Methods of Accounting.

(a) The Company shall cause to be prepared with respect to each Fiscal Year financial statements based on GAAP.

(b) In addition, the Company shall maintain such records and accounts as are necessary to compute (i) the Profit or Loss of the Company (and individual items of income, gain, deduction and loss for Capital Account purposes) and the Capital Accounts of the Members and (ii) the taxable income or loss of the Company (and individual items of income, gain, deduction and loss for tax purposes).

12.3 Delivery to Members and Inspection.

(a) Upon the request of any Member holding Common Units for purposes reasonably related to the interest of that Person as a Member, the Board shall promptly deliver to the requesting Member, at the expense of the Company, a copy of the information required to be maintained under Section 12.1(a) through (f), and a copy of this Agreement.

(b) Each Member holding Common Units and each Manager has the right, upon reasonable request, for purposes reasonably related to the interest of the Person as a Member or Manager, to:

(i) inspect and copy during normal business hours any of the Company records described in Sections 12.1; and

(ii) obtain from the Board, promptly after their becoming available, a copy of the Company’s U.S. federal, state and local income tax or information returns.

(c) The Board shall be responsible for the preparation of financial reports of the Company and for the coordination of financial matters of the Company with the Company’s accountants. As soon as reasonably practicable after the end of each quarter and each Fiscal Year, the Board shall cause each Member holding Common Units to be furnished with a copy of a profit and loss statement of the Company for each such period, and a balance sheet of the Company as of the last day of such period.

(d) Any inspection or copying by a Member under this Section 12.3 may be made by that Person or that Person’s agent or attorney.

(e) (i) Each Member acknowledges that the information required to be delivered to such Member or that such Member has the right to obtain, inspect or copy pursuant to this Article XII shall be deemed Confidential Information.

(ii) Notwithstanding anything else contained in this Agreement (including the other provisions of this Section 12.3(e)), each Member (and its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury Regulations promulgated thereunder) of its investment in the Company and any transactions entered into by the Company and all materials of any kind (including opinions or other tax analyses) that are provided to such Member relating to such tax treatment and tax structure; provided, that no Member or its employees, representatives or agents shall disclose any information for which nondisclosure is reasonably necessary in order to comply with United States securities laws. The Members understand and agree that this authorization to disclose such tax treatment and tax structure is not intended to permit disclosure of any other information including (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the Company or transactions entered into by the Company, (ii) the identities of any Member or other potential investor in the Company, (iii) the existence or status of any negotiations, (iv) any pricing, valuation or financial information (except to the extent such pricing, valuation or financial information is related to the tax treatment or tax structure of the Company or the transactions entered into by it) or (v) any other term or detail not relevant to the tax treatment or the tax structure of the Company or the transactions entered into by it.

(f) Any Member holding only Incentive Units shall be entitled to information concerning the Company only as provided in the discretion of the Board.

(g) To assist direct and indirect Members to make timely requests for extensions of the time in which to file their income tax returns, the Company shall use its reasonable best efforts to transmit by March 15th of each year, but in no event later than March 31st of each year, to each Person that was a Member in the immediately preceding year (the “Preceding Year”), a good faith estimate of the income or loss and expenses of the Company for the Preceding Year, providing a break-down of income and losses between ordinary and capital and the percentage of each item so reported that is treated as “United States source” and the percentage of each item so reported that is treated as “foreign source,” in each case, for U.S. federal income tax purposes. Such estimates shall be based on the information available when they are prepared; accordingly, the final allocations that will appear on Schedules K-1 issued to the Members for such Preceding Year may vary significantly from the earlier good faith estimates. In all events, the Company shall deliver to each of the Members a final Schedule K-1 for the Preceding Year no later than June 30 of each year, and such K-1 shall also provide, with respect to each item listed on the Schedule K-1, the percentage of such item that is treated as “United States source” and the percentage of such item that is treated as “foreign source,” in each case, for U.S. federal income tax purposes.

12.4 Filings. The Board, at the Company’s expense, shall cause to be prepared and timely filed any required reporting or filing requirements imposed by any governmental agency or authority. The Board, at the Company’s expense, shall also cause to be prepared and timely filed, with appropriate U.S. federal and state regulatory and administrative bodies, amendments to or restatements of the Certificate and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules and regulations.

12.5 Bank Accounts. The Board shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

12.6 Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Board. The Board may rely upon the advice of the Company’s accountants as to any such matter.

12.7 Confidentiality.

(a) Confidentiality Obligation. During the term of this Agreement and thereafter, each Member shall, and shall cause its Affiliates to, maintain in confidence and use only for purposes of the Business, this Agreement and the Related Documents, all Confidential Information. “Confidential Information” means all information, materials and processes relating to the Company or any of its Subsidiaries obtained by a Member at any time (whether prior to or after the date hereof) pursuant to or otherwise in connection with this Agreement or any of the Related Documents and any of the transactions contemplated by any of the foregoing in any format whatsoever (whether orally, visually, in writing, electronically or in any other form) and shall include, but not be limited to, economic and business information or data, business plans, computer software, information relating to employees, vendors, customers, products, financial performance and projections, processes, strategies, systems and real estate and data resulting from or directly related to the Products. Each Member shall exercise the same care and safeguards with respect to Confidential Information as is used to maintain the confidentiality of its own information of like character, but will, at a minimum, use reasonable care.

(b) Permitted Disclosure to Related Parties. To the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement or the Related Documents, any Member may disclose Confidential Information, which it is otherwise obligated under this Section 12.7 not to disclose, to its Subsidiaries, Affiliates, consultants and other agents, on a need-to-know basis, on the condition that such Persons agree to keep the Confidential Information confidential to the same extent as such disclosing party is required to keep the Confidential Information confidential; provided, that the disclosing Member shall remain liable with respect to any breach of this Section 12.7 by any such Subsidiaries, Affiliates, consultants and other agents.

(c) Permitted Disclosure to Unrelated Parties. Notwithstanding Sections 12.7(a) or 12.7(b), a Member may disclose such Confidential Information to the extent that the such Member is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information; provided, that in connection with any such disclosure, (1) a disclosing Member shall only disclose such Confidential Information as is required to be disclosed in connection with the foregoing, (2) to the extent reasonably practicable, a disclosing Member shall provide the other Members with prompt and advance written notice of any such intended disclosure so that such other Member have a reasonable opportunity to limit such disclosure, or (if applicable, and to the extent reasonable practicable) seek a protective order or other appropriate remedy to prevent such disclosure and (3) a disclosing Member shall use its reasonable efforts to seek confidential treatment (consistent with the terms hereof) by the Person to whom such disclosure is made. The parties acknowledge that money damages would not be a sufficient remedy for any breach of the provisions of this Section 12.7 and that the non-breaching Members shall be entitled to equitable relief in a court of law in the event of, or to prevent, a breach or threatened breach of this Section 12.7.

(d) Non-Confidential Information. The obligation not to disclose Confidential Information shall not apply to any part of such Confidential Information that (i) is or becomes patented, published, or otherwise part of the public domain other than by acts of a Member in contravention of this Agreement; (ii) is disclosed to a Member by a third party, unless such Confidential Information was obtained by such third party directly or indirectly from a Member on a confidential basis; (iii) prior to disclosure under this Agreement, was already in the possession of the disclosing Member, unless such Confidential Information was obtained directly or indirectly from the another Member on a confidential basis; or (iv) is independently acquired or developed by a disclosing Member other than by acts of a Member in contravention of this Agreement.

ARTICLE 13

TAX MATTERS

13.1 Tax Returns; Tax Accounting Methods; Tax Elections. The Tax Matters Partner shall cause the U.S. federal and any required state or local income tax returns of the Company to be prepared and filed on behalf of the Company, and it shall cause copies of such returns to be furnished to each of the Members. The Tax Matters Partner shall select such tax accounting methods and, except as provided in Section 2.6 or as determined by the Board pursuant to Section 9.3(b), shall cause such income tax elections to be made on behalf of the Company as the Tax Matters Partner determines, in its reasonable discretion, to be in the best interest of the Company. Subject to the requirements of Section 11.6, the Members intend that the Company shall be treated as a partnership for U.S. federal, state and local income tax purposes and shall take all reasonable actions, including the amendment of this Agreement and the execution of other documents, but without changing the economic relationships created by, or the essential terms of, this Agreement, as may be reasonably required to qualify for and receive treatment as a partnership for U.S. federal income tax purposes. The Tax Matters Partner may cause the Company to make all elections required or permitted to be made by the Company under the Code and not otherwise expressly provided for in this Agreement, in the manner that the Tax Matters Partner determines will be most advantageous to the Company.

13.2 Tax Matters Partner. SRAM-SP2 is hereby appointed and shall serve as the tax matters partner of the Company (the “Tax Matters Partner”) as defined in Section 6231(a)(7) of the Code. The Tax Matters Partner shall (i) furnish to each Member affected by an audit of Company income tax returns a copy of each notice or other communication received from the IRS or applicable state authority, and (ii) keep such Members informed of any administrative or judicial proceeding, as required by Section 6223(g) of the Code.

(b) The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Partner in its capacity as such. However, the Company shall reimburse the out-of-pocket expenses (including outside attorneys’ and other outside professional fees) incurred by the Tax Matters Partner in such capacity. The cost of any adjustments to a Member and the cost of any resulting audits or adjustments of a Member’s tax return shall be borne solely by the affected Member.

(c) The Company shall indemnify and hold harmless the Tax Matters Partner from and against any loss, liability, damage, cost or expense (including attorneys’ and accountants’ fees) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member’s responsibilities as Tax Matters Partner, so long as such act or decision was not the result of gross negligence, fraud, or bad faith by the Tax Matters Partner. The Tax Matters Partner shall be entitled to rely on the advice of outside legal counsel and accountants as to the nature and scope of its responsibilities and authority as Tax Matters Partner, and any act or omission of the Tax Matters Partner pursuant to such advice in no event shall subject the Tax Matters Partner to liability to the Company or any Member.

ARTICLE 14

DISSOLUTION AND LIQUIDATION

14.1 Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following (each, a “Dissolution Event”):

(a) upon the written consent of the Board and the Members holding a majority of the outstanding Common Units;

(b) upon the sale or other disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions; or

(c) upon entry of a decree of judicial dissolution under Section 18-802 of the Act, unless the Company is continued as permitted under the Act.

No other event or occurrence shall cause a Dissolution Event or, if it does, the Members shall continue the Company.

14.2 Liquidation of the Company. Upon a Dissolution Event the Member or Members mutually designated by a the Board shall act as liquidator(s). The liquidator(s) shall proceed diligently to wind up the affairs of the Company and make final Distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until the final winding up of the Company, the liquidator(s) shall continue to operate the Company’s properties with all of the power and authority of the Board, subject to the power of the Board to remove and replace such liquidator(s). The steps to be accomplished by the liquidator(s) are as follows:

(a) As promptly as possible after a Dissolution Event and again after final winding up of the Company, the liquidator(s) shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the Dissolution Event occurs or the final liquidation is completed, as applicable.

(b) The liquidator(s) shall cause the Company’s property to be liquidated as promptly as is consistent with obtaining the Fair Market Value thereof.

(c) The liquidator(s) shall distribute the proceeds of such liquidation and any other assets of the Company (subject to any requirement under the Act) in the following order of priority:

(i) first, to payment of all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation);

(ii) second, to the establishment of adequate reserves for the payment and discharge of all debts, liabilities and obligations of the Company, including contingent, conditional or unmatured liabilities, in such amount and for such term as the liquidator(s) may reasonably determine;

(iii) third, any remaining proceeds of liquidation, and any assets that are to be distributed in kind, shall be distributed to the Members in accordance with Section 10.1(b), as promptly as practicable, but in any event within the time required by Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2).

(d) The liquidator(s) shall use all reasonable efforts to reduce the assets of the Company to cash and to distribute cash upon liquidation to the Members. Subject to the foregoing, if any assets of the Company are not reduced to cash, then the liquidator(s) (i) shall hire independent recognized appraisers to appraise the value of the non-cash assets of the Company (the cost of such appraisal to be considered an expense of the Company), (ii) shall allocate, in accordance with Section 9.1, any unrealized gain or loss determined by such appraisal to the Members’ Capital Accounts as though the non-cash assets had been sold on the date of distribution and (iii) shall, after giving effect to any such adjustment, treat the distribution of such non-cash assets as equivalent to a distribution of cash in the amount determined by the appraisal of such assets. No Member shall have any right to any specific assets of the Company except as otherwise herein specifically provided. In making distributions of non-cash assets under this Section 14.2, such assets may be distributed unequally among the Members only to the extent necessary to avoid any Member receiving an asset that it is prohibited from holding or that could result in adverse tax consequences to such Member, provided, that such unequal distribution shall not affect the aggregate amount of distributions to any Member.

(f) Each of the Members shall be furnished with a statement prepared by, or under the supervision of, the liquidator(s), which shall set forth the assets and liabilities of the Company as of the date of complete liquidation.

(g) As soon as possible following application of the proceeds of liquidation and any assets that are to be distributed in kind, any Member (or any other appropriate representative of the Company) shall execute a certificate of dissolution in the form prescribed by the Act and shall file the same with the Secretary of State of the State of Delaware.

14.3 Assumption of Liabilities. No party hereto shall incur, or be deemed to incur, any liabilities or obligations as a result of the dissolution of the Company in accordance with the provisions set forth in this Article 14.

14.4 Withdrawal. Except in connection with a transfer of Units in accordance with this Agreement, no Member shall withdraw or resign from the Company without the prior written consent of the Board (which consent may be withheld in its sole discretion) and no Member shall be subject to expulsion from the Company except as expressly agreed by the Board. Neither the withdrawal, resignation, expulsion or admission of any Member nor any other circumstance, action or condition shall permit any early termination or dissolution of the Company, which, except as provided in Section 14.1, shall not be wound up or liquidated and which shall continue unaffected.

14.5 Winding Up. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the property and assets of the Company after the payment of all debts and liabilities of the Company are insufficient to return the Capital Contributions of any Member, such Member shall have no recourse against any other Member.

14.6 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 14, in the event that the Company is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the assets of the Company shall not be liquidated, the debts and other liabilities of the Company shall not be paid or discharged, and the affairs of the Company shall not be wound up. Instead, solely for U.S. federal income tax purposes, the Company shall be deemed to have contributed all of its assets and liabilities to a new limited liability company, and then deemed to liquidate by distributing interests in the new limited liability company to the Members.

ARTICLE 15

INDEMNIFICATION AND INSURANCE

15.1 Right of Indemnification. The Company shall indemnify and hold harmless any Member, Manager, officer, employee, agent and Affiliate thereof (individually, in each case, an “Indemnitee”) to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities of or relating to the Company, regardless of whether the Indemnitee continues to be a Member, a Manager, officer or any Affiliate thereof at the time any such liability or expense is paid or incurred; provided, that this provision shall not eliminate or limit the liability of an Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to the Company or its Members, (ii) for acts or omissions which involve fraud or intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Indemnitee received any improper personal benefit.

15.2 Advances of Expenses. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Article 15 shall, from time to time, upon request by the Indemnitee and approval by the Board, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined in a judicial proceeding or a binding arbitration that such Indemnitee is not entitled to be indemnified as authorized in this Article 15.

15.3 Other Rights. The indemnification provided by this Article 15 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Board or Members as a matter of law or equity, or otherwise, both as to an action in the Indemnitee’s capacity as a Member, a Manager, an officer, an employee, an agent or any Affiliate thereof, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

15.4 Insurance and Other Financial Arrangements. The Company as directed by the Board may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Manager, Member, shareholder, director, officer, partner, trustee, employee or agent of any other Person, joint venture, trust, or other enterprise for any liability asserted against him or her and expenses incurred by him or her in his or her capacity as a Manager, Member, director, officer, employee or agent, or arising out of his or her status as such, whether or not the Company has the authority to indemnify him or her against such liability and expenses.

15.5 Effect of Interest in Transaction. An Indemnitee shall not be denied indemnification in whole or in part under this Article 15 or otherwise by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted or not expressly prohibited by the terms of this Agreement.

15.6 Repeal or Modification. Any repeal or modification of this Article 15 by the Members of the Company shall not adversely affect any right of a Manager, Member, officer, employee, agent or Affiliate of the Company existing hereunder at the time of such repeal or modification.

15.7 No Third Party Rights. The provisions of this Article 15 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

ARTICLE 16

POWER OF ATTORNEY

16.1 Power of Attorney. Each of the undersigned does hereby constitute and appoint any officer of the Company acting at the express direction of the Board with full power to act without the others, as his true and lawful representative and attorney-in-fact, in his name, place and stead, to make, execute, sign, acknowledge and deliver or file (i) the Certificate, (ii) any amendment to, modification to, restatement of or cancellation of the Certificate, (iii) all instruments, documents and certificates that may from time to time be required by any law to effectuate, implement and continue the valid and subsisting existence of the Company and (iv) all instruments, documents and certificates that may be required to effectuate the dissolution and termination of the Company; provided, that the foregoing have been approved in accordance with this Agreement and applicable law. The powers of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive the physical or legal incapacity of a Member.

ARTICLE 17

MISCELLANEOUS

17.1 Entire Agreement. This Agreement, and the schedules and exhibits hereto, constitutes the entire agreement among the Members with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, and shall be deemed effective on the date hereof upon execution hereof. No party hereto shall be liable or bound to the other in any manner by any warranties, representations or covenants with respect to the subject matter hereof except as specifically set forth herein.

17.2 Amendments. This Agreement, including the schedules and exhibit hereto (other than Schedules 1 and 2), may be amended only by the affirmative vote of the Members holding a majority of the outstanding Common Units; provided, that no amendment that would have a disproportionately adverse impact on any Member relative to the other Members can be effected without the consent of such Member.

17.3 No Waiver. No consent or waiver, express or implied, by the Company or a Member to or of any breach or default by any Member in the performance by such Member of his or its obligations under this Agreement shall constitute a consent to or waiver of any similar breach or default by that or any other Member. Failure by the Company or a Member to complain of any act or omission to act by any Member, or to declare such Member in default, irrespective of how long such failure continues, shall not constitute a waiver by the Company or such Member of his or its rights under this Agreement.

17.4 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

17.5 Severability. If one or more provisions of this Agreement are held by a proper court to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by law, shall be severed herefrom, and the balance of this Agreement shall be enforceable in accordance with its terms.

17.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE AND THE ACT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

17.7 Notices. Unless otherwise provided in this Agreement, any notice or other communication herein required or permitted to be given shall be in writing and shall be given by electronic communication, hand delivery, registered or certified mail, with proper postage prepaid, return receipt requested, or courier service regularly providing proof of delivery, addressed to the party hereto as provided as follows:

(a) all communications intended for the Company shall be sent to its principal executive office; and

(b) all communications intended for a Member shall be sent to the address of such Member set forth in Schedule 1, or such other address as such Member shall have provided to the Company for such purpose by notice served in accordance with this Section 17.7.

All notices shall be sent as aforesaid or at any other address of which any of the foregoing shall have notified the others in any manner prescribed in this Section 17.7.

For all purposes of this Agreement, a notice or communication will be deemed effective:

(a) if delivered by hand or sent by courier, on the day it is delivered unless (i) that day is not a day upon which commercial banks are open for business in the city specified (a “Local Business Day”) in the address for notice provided by the recipient, or (ii) if delivered after the close of business on a Local Business Day, then on the next succeeding Local Business Day,

(b) if sent by facsimile transmission, on the date transmitted, provided oral or written confirmation of receipt is obtained by the sender, unless the transmission and confirmation date is not a Local Business Day, in which case on the next succeeding Local Business Day,

(c) if sent by registered or certified mail, on the tenth Local Business Day after the date of mailing.

17.8 Titles and Subtitles. The titles of the sections and paragraphs of this Agreement are for convenience only and are not to be considered in construing this Agreement.

17.9 Currency. Unless otherwise specified, all currency amounts in this Agreement refer to the lawful currency of the United States of America.

17.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exist copies hereof which, when taken together, bear the authorized signatures of each of the parties hereto. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

17.11 Successors. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the Members and their legal representatives, heirs, successors and permitted assigns.

17.12 Remedies. Except as expressly provided in this Agreement, any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically and to recover damages by reason of any breach of any provision of this Agreement. One or more successive actions may be brought, either in the same action or in separate actions, as often as is deemed advisable, until all of the obligations to such Person are paid and performed in full.

17.13 No Action for Partition. No Member or other owner of Units will have any right to maintain any action for partition with respect to the property of the Company.

17.14 Business Days. If any time period for giving notice or taking action under this Agreement expires on a day which is a Saturday, Sunday or holiday in New York City, NY, the time period will be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

17.15 No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

17.16 Waiver of Jury Trial. The Members hereby waive, to the extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or the validity, protection, interpretation or enforcement thereof. The Members agree that this Section 17.16 is a specific and material aspect of this Agreement and acknowledge that the parties would not enter into this Agreement if this Section were not part of this Agreement.

* * * * *

IN WITNESS WHEREOF, each of the following Members of SRAM HOLDINGS, LLC hereby execute this Second Amended and Restated Limited Liability Company Operating Agreement as of the day and year first written above.

SRAM-SP2, INC.

By:
		Name:	Stanley R. Day, Jr.
		Title:	Chief Executive Officer

SRAM INTERNATIONAL HOLDINGS, INC.

By:
		Name:	Stanley R. Day, Jr.
		Title:	Chief Executive Officer

SRAM-SP3, LLC

By:
		Name:	Stanley R. Day, Jr.
		Title:	Chief Executive Officer

SRAM-SP4, LLC

By:
		Name:	Stanley R. Day, Jr.
		Title:	Chief Executive Officer

[Signature Page to SRAM Holdings LLC Second Amended and Restated Agreement]

SRAM HOLDINGS, LLC

SCHEDULE 1

NAMES AND ADDRESSES OF MEMBERS

Name of Member	Address
SRAM-SP2, INC.	1333 N. Kingsbury, 4th Floor Chicago, IL 60622 Attn: Stanley R. Day, Jr. Fax: 312-664-8826

SRAM INTERNATIONAL HOLDINGS, INC.	1333 N. Kingsbury, 4th Floor Chicago, IL 60622 Attn: Stanley R. Day, Jr. Fax: 312-664-8826

SRAM-SP3, LLC	1333 N. Kingsbury, 4th Floor Chicago, IL 60622 Attn: Stanley R. Day, Jr. Fax: 312-664-8826

SRAM-SP4, LLC	1333 N. Kingsbury, 4th Floor Chicago, IL 60622 Attn: Stanley R. Day, Jr. Fax: 312-664-8826

Schedules – Page 1

SRAM HOLDINGS, LLC

SCHEDULE 2

Ownership of Units; Percentage Interests

Name of Member	Common Units	Incentive Units	Percentage Interest
SRAM-SP2, INC.	4,816,018.71	0	80.2%

SRAM INTERNATIONAL HOLDINGS, INC.	68,161.00	0	1.1%

SRAM-SP3, LLC	10,208.851510	0	0.2%

SRAM-SP4, LLC	565,611.438490	0	9.4%

INCENTIVE UNITS; AGGREGATE	0	538,238.00	9.1%

Schedules – Page 2

SRAM HOLDINGS, LLC

SCHEDULE 3

Members of the Board of Managers (as of June 7, 2011)

Name	Address

Stanley R. Day, Jr.*	c/o SRAM Holdings, LLC 333 N. Kingsbury, 4th Floor Chicago, IL 60622 Fax: 312-664-8826

Frederick K. Day	c/o SRAM Holdings, LLC 333 N. Kingsbury, 4th Floor Chicago, IL 60622 Fax: 312-664-8826

Gidon Cohen	c/o SRAM Holdings, LLC 333 N. Kingsbury, 4th Floor Chicago, IL 60622 Fax: 312-664-8826

Jack Smith	c/o SRAM Holdings, LLC 333 N. Kingsbury, 4th Floor Chicago, IL 60622 Fax: 312-664-8826

Charles C. Moore	c/o SRAM Holdings, LLC 333 N. Kingsbury, 4th Floor Chicago, IL 60622 Fax: 312-664-8826

Schedules – Page 3

*	Note: Stan Day to serve as Chairman of the Board

Schedules – Page 4

SRAM HOLDINGS, LLC

SCHEDULE 4

Officers (as of June 7, 2011)

President and Chief Executive Officer – Stan Day

Chief Financial Officer – Mike Herr

Secretary – Brian Benzer

Schedules – Page 5

EXHIBIT A

FORM OF JOINDER TO

LIMITED LIABILITY

COMPANY OPERATING AGREEMENT

THIS JOINDER to the Seconded Amended and Restated Limited Liability Company Operating Agreement, dated as of June 7, 2011 by and among SRAM HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and certain Members of the Company, as amended from time to time (the “Agreement”), is made and entered into as of [                    ] by and between the Company and [                            ] (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, Holder has acquired certain Units and the Agreement and the Company requires Holder, as an owner of Units, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.	Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Member for all purposes thereof.

2.	Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Units and the respective successors and assigns of each of them, so long as they hold any Units.

3.	Notices. For purposes of Section 17.7 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]

[Address]

[Facsimile Number]

4.	GOVERNING LAW. THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE ACT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

5.	Counterparts. This Joinder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exist copies hereof which, when taken together, bear the authorized signatures of each of the parties hereto. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

6.	Waiver of Jury Trial. The Company and Holder hereby waive, to the extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Joinder or the validity, protection, interpretation or enforcement hereof. The Company and Holder agree that this section is a specific and material aspect of this Joinder and would not enter into this Joinder if this section were not part of this Joinder.

7.	Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

SRAM HOLDINGS, LLC

By:
Name:
Title:

[HOLDER]

By:

EXHIBIT B

RESOLUTIONS FOR CONSIDERATION AT A MEETING

OF THE BOARD OF MANAGERS OF

SRAM HOLDINGS, LLC

Approval of Recapitalization

WHEREAS, SRAM, LLC, a Delaware limited liability company and wholly-owned subsidiary of SRAM Holdings, LLC, a Delaware limited liability company (the “Company”), plans to enter into certain financing facilities, including a first-lien term loan facility in the principal amount of $605 million and a revolving loan facility in the principal amount of up to $50 million, pursuant to a credit agreement dated on or about June 7, 2011 (the “First Lien Credit Agreement”) among the Company, SRAM, LLC, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent (as defined in the First Lien Credit Agreement), the L/C Issuers (as defined in the First Lien Credit Agreement), and the Lenders party thereto from time to time (the “Lenders”) and the other agents party thereto, and a second-lien term loan facility in the principal amount of $185 million, pursuant to a credit agreement dated on or about June 7, 2011 (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreement Transactions”) among the Company, SRAM, LLC, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent (as defined in the Second Lien Credit Agreement), the L/C Issuers (as defined in the Second Lien Credit Agreement), and the Lenders party thereto from time to time;

WHEREAS, as part of the Recapitalization (as defined below), TCP SRAM Holdings LLC, a Delaware limited liability company (“TCP SRAM”), will engage in a series of distributions with its affiliates whereby certain Class A Units of the Company (the “Class A Units”) indirectly owned by TCP IV SRAM Onshore Blocker L.P., a Delaware limited partnership (the “TCP Blocker”) will be transferred to the TCP Blocker (such transfers being referred to herein as the “Permitted Transfers”);

WHEREAS, in connection with the completion of the Permitted Transfers, the TCP Blocker will execute a joinder to become a Voting Member (as defined in the 2008 Amended and Restated Limited Liability Company Operating Agreement (the “2008 Operating Agreement”)) of the Company;

WHEREAS, in connection with the Credit Agreement Transactions, the Board of Managers of the Company (the “Board”) deems it advisable and in the interests of the Company and its members that the Company use a portion of the proceeds from the Credit Agreement Transactions to effect the repurchase or redemption by the Company and its affiliates of all of the Class A Units held by TCP SRAM, the TCP Blocker, GMF SRAM Holdings Corp., a Delaware corporation (the “GMF Blocker”), and each of GE Capital Equity Holdings, Inc., a Delaware corporation, Gleacher Mezzanine Fund II, L.P., a Delaware limited partnership, Southern Farm Bureau Life Insurance Company, a Mississippi corporation, and JPM Mezzanine Capital, LLC, a Delaware limited liability company (collectively, the “Co-Investors”), through a series of transactions that will culminate in the direct or indirect acquisition of all of the outstanding Class A Units (the “Recapitalization”);

WHEREAS, as part of the Recapitalization, the Company will cause SRAM, LLC to distribute an aggregate amount of $575 million plus an amount equal to certain transaction expenses not to exceed $2 million (to be determined by the proper officers) to the Company (the “SRAM, LLC Distribution”);

WHEREAS, as part of the Recapitalization, and immediately following the SRAM, LLC Distribution, the Company will distribute an aggregate amount of $461,891,750.00 to, or for the account of TCP SRAM and the Co-Investors to repurchase, and in full redemption of, their respective Class A Units (the “TCP SRAM Distribution”);

WHEREAS, as part of the Recapitalization, and immediately following the TCP SRAM Distribution, the Company will distribute an aggregate amount of $113,108,250.00 to SRAM-SP2, Inc., a Delaware corporation, in redemption of Class B Units of the Company held by SRAM-SP2, Inc. equal in value to such amount (the “SP2 Distribution” and, together with the SRAM, LLC Distribution and the TCP SRAM Distribution, the “Recapitalization Distributions”);

WHEREAS, in connection with the Recapitalization Distributions, the Board must determine that at the time of the Recapitalization Distributions, after giving effect to the Credit Agreement Transactions and the Recapitalization Distributions, the fair value of the assets of the Company exceed the liabilities of the Company, other than liabilities to the Members (as defined in the 2008 Operating Agreement) on account of their Company interests and liabilities for which the recourse of creditors is limited to specified property of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of the Company only to the extent that the fair value of that property exceeds that liability, in accordance with Section 18-607 of the Delaware Limited Liability Company Act, as amended (the “Act”);

WHEREAS, the Board has been provided and reviewed the audited consolidated financial statements of the Company and its consolidated subsidiaries for the year ended December 31, 2010 and the preliminary unaudited consolidated financial statements for the three months ended March 31, 2011 (the “Financial Statements”);

WHEREAS, the Board has been provided and has reviewed a Report of the Chief Financial Officer of the Company (the “CFO Report”) as to the fair value of the present assets of the Company and the aggregate current value of the total liabilities of the Company after giving effect to the Credit Agreement Transactions and the Recapitalization Distributions;

WHEREAS, the Board has consulted with the officers of the Company as to fair value of the present assets of the Company and the aggregate current value of the total liabilities of the Company after giving effect to the Credit Agreement Transactions and the Recapitalization Distributions (the “Officer Discussions”);

WHEREAS, as part of the Recapitalization, and immediately following the Recapitalization Distributions, SRAM-SP2, Inc. will acquire the interests in the TCP Blocker and the GMF Blocker;

WHEREAS, the transactions contemplated by the Recapitalization, including the Permitted Transfer and the Recapitalization Distributions, shall be effected pursuant to the terms of a Master Transaction Agreement to be entered into by and among the Company, SRAM-SP2, Inc., TCP SRAM, Trilantic Capital Partners IV L.P., the Co-Investors, the GMF Blocker, the partners of the TCP Blocker, and the shareholder of the GMF Blocker, in substantially the form of Exhibit A attached hereto (the “Master Transaction Agreement”);

WHEREAS, in connection with the transactions contemplated by the Recapitalization, immediately following consummation of the transactions contemplated by the Master Transaction Agreement, SRAM-SP2, Inc. will engage in a series of mergers with the TCP Blocker and the GMF Blocker such that SRAM-SP3, LLC, a Delaware limited liability company and wholly owned subsidiary of SRAM-SP2, Inc., and SRAM-SP4, LLC, a Delaware limited liability company and wholly owned subsidiary of SRAM-SP2, Inc., will acquire the Class A Units held by TCP Blocker and GMF Blocker (the “Post Recapitalization Transfers”);

WHEREAS, in connection with the completion of the Post Recapitalization Transfers, SRAM-SP3, LLC and SRAM-SP4, LLC will become members of the Company; and

WHEREAS, in connection with the transactions contemplated by the Recapitalization, immediately following consummation of the transactions contemplated by the Master Transaction Agreement, the Company will amend and restate the 2008 Operating Agreement to create a single class of common units and to eliminate the corporate governance and liquidity rights of the Class A Unit holders, which agreement shall be in substantially the form of Exhibit B attached hereto (the “Amended and Restated Operating Agreement”).

NOW, THEREFORE, BE IT HEREBY RESOLVED, the Board has determined after giving effect to the Credit Agreement Transactions and the Recapitalization Distributions, based on, inter alia, (a) the CFO Report (b) the Financial Statements, (c) the Officer Discussions and (d) such other materials and information relevant to the determination of the fair value of the assets and liabilities of the Company, that the fair value of the assets of the Company exceed the liabilities of the Company, other than liabilities to the Members on account of their Company interests and liabilities for which the recourse of creditors is limited to specified property of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of the Company only to the extent that the fair value of that property exceeds that liability, in accordance with Section 18-607 of the Act;

FURTHER RESOLVED, that, as part of the Recapitalization, the Permitted Transfers be, and hereby are, authorized and approved for all purposes and in all respects;

FURTHER RESOLVED, that, subject to the requisite approval of the Voting Members, the Recapitalization as described in the Master Transaction Agreement, including the Recapitalization Distributions, be, and hereby are, in all respects authorized and approved, and that the Master Transaction Agreement (in the form attached hereto, and with such changes thereto as the proper officers of the Company deem necessary or appropriate), be, and hereby is, authorized and approved for all purposes and in all respects;

FURTHER RESOLVED, that, subject to the requisite approval of the Voting Members, the Amended and Restated Operating Agreement (in the form attached hereto, and with such changes thereto as the proper officers of the Company deem necessary or appropriate), be, and hereby is, authorized and approved for all purposes and in all respects;

FURTHER RESOLVED, that the Post Recapitalization Transfers be, and hereby are, authorized and approved for all purposes and in all respects; and

FURTHER RESOLVED, that the execution, delivery and performance by the Company of each of the Master Transaction Agreement and Amended and Restated Operating Agreement (in each case in the form attached hereto and with such changes thereto as the proper officers of the Company deem necessary or appropriate), and the consummation of the transactions contemplated thereby, be, and they hereby are, authorized and approved for all purposes and in all respects.

General

FURTHER RESOLVED, that the “proper officers” of the Company for the purposes of these resolutions shall be Stanley R. Day, Jr., Michael Herr, Brian W. Benzer or any other officer of the Company as may be designated in writing by Stanley R. Day, Jr.;

FURTHER RESOLVED, that the proper officers of the Company shall be, and each of them hereby is, authorized, empowered and directed to prepare, execute, deliver, acknowledge, attest, file and record (or cause to be prepared, executed, delivered, acknowledged, attested, filed and recorded) on behalf of the Company such agreements, instruments, applications, statements, certificates and other documents, to seek such authorizations and approvals, and to take (or cause to be taken) such other actions as such officers, or any of them, shall deem necessary, appropriate or advisable in order to carry out the purpose of each of the foregoing resolutions and the intent thereof, including all things incidental thereto and any modifications of the allocation of the amounts of the distributions between the TCP SRAM Distribution and the SP2 Distribution that are consistent with the purpose of these resolutions and the Company’s books and records, and that the execution of any agreement, instrument, application, statement, certificate or other document, or the taking of any such action, by any such officers shall be conclusive evidence of the due authorization thereof by the Company;

FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized and directed to take such further action and to execute such documents as may be necessary or appropriate to carry out the foregoing resolutions; and

FURTHER RESOLVED, that any document heretofore executed and any action heretofore taken by any director or any proper officer of the Company in furtherance of the business of the Company otherwise permitted under or contemplated by these resolutions be, and each of them hereby is, ratified, confirmed and approved for all purposes and in all respects.